Filed Pursuant to Rule 424(b)(5)
Registration No. 333-258266
and 333-258266-01

The information in this preliminary prospectus is not complete and may be changed. This preliminary prospectus is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED MAY 7, 2024

PROSPECTUS

SCE Trust VIII

  % Trust Preference Securities

(Cumulative, Liquidation Amount $25 per Trust Preference Security)

Fully and unconditionally guaranteed, to the extent described herein, by

Southern California Edison Company

SCE Trust VIII, a Delaware statutory trust subsidiary of ours, will issue the   % Trust Preference Securities, which we refer to herein as the “Trust Preference Securities.” Each Trust Preference Security represents an undivided beneficial interest in the assets of SCE Trust VIII. The only assets of SCE Trust VIII will be the shares of our Series N Preference Stock, which have substantially the same payment terms as the Trust Preference Securities and which we refer to herein as the “Series N Preference Shares.” SCE Trust VIII can make distributions on the Trust Preference Securities only if we make dividend payments on the Series N Preference Shares. We will pay dividends on the Series N Preference Shares when, as, and if declared by our board of directors or a duly authorized committee of the board.

Distributions on the Trust Preference Securities will be payable quarterly, in arrears, on March 15, June 15, September 15 and December 15 of each year, beginning on September 15, 2024. From and including May  , 2024, distributions will accrue and be payable at a rate of   % per annum, payable beginning on September 15, 2024. SCE Trust VIII will pay distributions on the Trust Preference Securities only from the proceeds, if any, of dividends it receives from us on the Series N Preference Shares. Distributions on the Trust Preference Securities, and dividends on the Series N Preference Shares, will be cumulative from May  , 2024.

Neither the Trust Preference Securities nor the Series N Preference Shares have a maturity date. At our option, at any time, or from time to time, on or after May  , 2029, we may redeem the Series N Preference Shares, in whole or in part, at 100% of their liquidation preference, plus accrued and unpaid dividends, if any. In addition, the Series N Preference Shares may be redeemed, in whole, but not in part, at any time prior to May  , 2029 if certain changes in tax or investment company law or interpretation or applicable rating agency equity credit criteria occur and certain other conditions are satisfied. Upon any redemption of the Series N Preference Shares, a corresponding amount of Trust Preference Securities will be redeemed.

The Series N Preference Shares will rank equally with other series of our preference stock, including our outstanding Series E, G, H, J, K, L, and M Preference Stock, junior to our cumulative preferred stock and our secured and unsecured debt, and senior to our common stock. The Trust Preference Securities will effectively have the same ranking as the Series N Preference Shares as described in this prospectus.

We will guarantee the Trust Preference Securities to the extent described in this prospectus.

The Trust Preference Securities will not have any voting rights, except as set forth in this prospectus.

Application will be made to list the Trust Preference Securities on the New York Stock Exchange under the symbol “SCE PR N”. If approved for listing, we expect that the Trust Preference Securities will begin trading on the New York Stock Exchange within 30 days of their original issue date of May  , 2024.

Investing in the Trust Preference Securities involves risks. See “Risk Factors” beginning on page 9 and the risk factors included in our Annual Report on Form 10-K for the year ended December 31, 2023.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Trust Preference Security			Total
Public offering price(1)		$25.00		$
Underwriting discounts and commissions to be paid by Southern California Edison			%(2)		$(2)
Proceeds to SCE Trust VIII before expenses(1)	$			$

(1)	Plus accrued distributions, if any, from May 2024.
(2)

Underwriting discounts and commissions of $    per Trust Preference Security will be paid by us; except that for sales to certain institutions, the discounts and commissions will be $    per Trust Preference Security. .

(3)

The underwriters may also purchase up to an additional      Trust Preference Securities at the public offering price within 30 days of the date of this prospectus in order to cover over-allotments, if any. The underwriters expect that the Trust Preference Securities will be delivered in global form through the book-entry delivery system of The Depository Trust Company on or about May  , 2024.

Wells Fargo Securities acted as physical book-runner for this transaction.

Joint Book-Running Managers

BofA Securities	RBC Capital Markets	Wells Fargo Securities

The date of this Prospectus is May  , 2024.

We are responsible for the information contained and incorporated by reference in this prospectus and in any related free writing prospectus that we prepare or authorize. We have not, and the underwriters have not, authorized anyone to provide you with any other information, and neither we nor the underwriters take any responsibility for any other information that others may provide you. Neither we nor the underwriters are making an offer to sell the Trust Preference Securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus, any such free writing prospectus and the documents incorporated by reference herein and therein is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed since those dates.

Prospectus

ABOUT THIS PROSPECTUS

References in this prospectus to “Southern California Edison,” “we,” “us,” and “our” mean Southern California Edison Company, a California corporation, and references to the “Issuer” mean SCE Trust VIII. In this prospectus, we refer to the   % Trust Preference Securities being issued by SCE Trust VIII, which are offered hereby, as the “Trust Preference Securities.” We refer to the Series N Preference Stock being issued by us to SCE Trust VIII (but not offered hereby) as the “Series N Preference Shares.” We refer to our cumulative preferred stock as “cumulative preferred stock.” We refer to our cumulative preferred stock and preference stock (including the Series N Preference Shares) together as “preferred equity.”

FORWARD-LOOKING STATEMENTS

This prospectus and the documents it incorporates by reference contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements reflect our current expectations and projections about future events based on our knowledge of present facts and circumstances and assumptions about future events and include any statement that does not directly relate to a historical or current fact. In this prospectus and elsewhere, the words “expects,” “believes,” “anticipates,” “estimates,” “projects,” “intends,” “plans,” “probable,” “may,” “will,” “could,” “would,” “should,” “targets,” and variations of such words and similar expressions, or discussions of strategy or of plans, are intended to identify forward-looking statements. Such statements necessarily involve risks and uncertainties that could cause actual results to differ materially from those anticipated. Some of the risks, uncertainties and other important factors that could cause results to differ from those currently expected, or that otherwise could impact us, include, but are not limited to:

•

our ability to recover costs through regulated rates, timely or at all, including uninsured wildfire-related and debris flow-related costs (including amounts paid for self-insured retention and co-insurance), costs incurred to mitigate the risk of utility equipment causing future wildfires, costs incurred as a result of the COVID-19 pandemic, and increased costs due to supply chain constraints, inflation and rising interest rates;

•

impact of affordability of customer rates on our ability to execute our strategy, including the impact of affordability on the regulatory approval of operations and maintenance expenses, and proposed capital investment projects;

•	our ability to implement operational and strategic plans, including our Wildfire Mitigation Plan and capital program;

•

risks of regulatory or legislative restrictions that would limit our ability to implement operational measures to mitigate wildfire risk, including our Public Safety Power Shutoff Program (“PSPS”) and fast curve settings, when conditions warrant or would otherwise limit our operational practices relative to wildfire risk mitigation;

•	our ability to obtain safety certifications from the Office of Energy Infrastructure Safety;

•

risk that California Assembly Bill 1054 (“AB 1054”) does not effectively mitigate the significant exposure faced by California investor-owned utilities related to liability for damages arising from catastrophic wildfires where utility facilities are alleged to be a substantial cause, including the longevity of the Wildfire Insurance Fund, and the California Public Utilities Commission’s (“CPUC”) interpretation of and actions under AB 1054, including its interpretation of the prudency standard clarified by AB 1054;

•

risks associated with the operation of electrical facilities, including worker and public safety issues, the risk of utility assets causing or contributing to wildfires, failure, availability, efficiency, and output of equipment and facilities, and availability and cost of spare parts;

•	physical security of our critical assets and personnel and the cybersecurity of our critical information technology systems for grid control, and business, employee and customer data;

•	our ability to effectively attract, manage, develop and retain a skilled workforce, including its contract workers;

•

decisions and other actions by the CPUC, the Office of Energy Infrastructure Safety, the Federal Energy Regulatory Commission, the Nuclear Regulatory Commission and other governmental authorities, including decisions and actions related to nationwide or statewide crisis, determinations of authorized rates of return or return on equity, the recoverability of wildfire-related and debris flow-related costs, issuance of our wildfire safety certification, wildfire mitigation efforts, approval and implementation of electrification programs, and delays in executive, regulatory and legislative actions;

•

potential for penalties or disallowances for non-compliance with applicable laws and regulations, including fines, penalties and disallowances related to wildfires where our equipment is alleged to be associated with ignition;

•

extreme weather-related incidents (including events caused, or exacerbated, by climate change, such as wildfires, debris flows, flooding, droughts, high wind events and extreme heat events) and other natural disasters (such as earthquakes), which could cause, among other things, public safety issues, property damage, rotating outages, and other operational issues (such as issues due to damaged infrastructure), PSPS activations and unanticipated costs;

•	cost and availability of labor, equipment and materials, including as a result of supply chain constraints and inflation;

•	our ability to borrow funds and access the bank and capital markets on reasonable terms;

•

risks associated with the decommissioning of the San Onofre Nuclear Generating Station, including those related to worker and public safety, public opposition, permitting, governmental approvals, on-site storage of spent nuclear fuel and other radioactive material, delays, contractual disputes, and cost overruns;

•

risks associated with cost allocation, resulting in higher rates for utility bundled service customers because of possible customer bypass or departure for other electricity providers such as Community Choice Aggregators, which are cities, counties, and certain other public agencies with the authority to generate and/ or purchase electricity for their local residents and businesses, and electric service providers;

•

risks inherent in our capital investment program, including those related to project site identification, public opposition, environmental mitigation, construction, permitting, contractor performance, changes in the California Independent System Operator (“CAISO”) transmission plans, and governmental approvals;

•	actions by credit rating agencies to downgrade our credit ratings or to place those ratings on negative watch or negative outlook;

•

changes in tax laws and regulations, at both the state and federal levels, or changes in the application of those laws, that could affect recorded deferred tax assets and liabilities, effective tax rates, and cash flows;

•	changes in future taxable income, or changes in tax law, that would limit our realization of expected net operating loss and tax credit carryover benefits prior to expiration;

•	changes in interest rates and potential future adjustments to SCE’s ROE based on changes in Moody’s utility bond rate index;

•	changes in rates of inflation (including whether inflation-related adjustments to our authorized revenues allowed by the public utility regulators are commensurate with inflation rates);

•

governmental, statutory, regulatory or administrative changes or initiatives affecting the electricity industry, including the market structure rules applicable to each market adopted by the North American Electric Reliability Corporation, CAISO, Western Electricity Coordinating Council, and similar regulatory bodies in adjoining regions, and changes in the United States’ and California’s environmental priorities that lessen the importance placed on greenhouse gas reduction and other climate-related priorities;

•

availability and creditworthiness of counterparties and the resulting effects on liquidity in the power and fuel markets and/or the ability of counterparties to pay amounts owed in excess of collateral provided in support of their obligations; and

•

cost of fuel for generating facilities and related transportation, which could be impacted by, among other things, disruption of natural gas storage facilities, to the extent not recovered, timely or at all, through regulated rate cost escalation provisions or balancing accounts.

Additional information about risks and uncertainties that could cause results to differ from those currently expected or that otherwise could impact us, including more detail about the factors described above, is included in our Annual Report on Form 10-K for the year ended December 31, 2023, our Quarterly Reports on Form 10-Q, our Current Reports on Form 8-K, and our other filings with the SEC filed subsequent to that date. Forward-looking statements speak only as of the date they are made, and we are not obligated to publicly update or revise forward-looking statements.

SUMMARY

The following summary is qualified in its entirety by and should be read together with the more detailed information and audited financial statements, including the related notes, contained or incorporated by reference in this prospectus.

Southern California Edison Company

Southern California Edison is an investor-owned public utility primarily engaged in the business of supplying and delivering electricity to an approximately 50,000 square mile area of southern California, excluding the City of Los Angeles and certain other cities. We own and operate transmission, distribution and generation facilities for the purpose of serving our customers’ electricity needs. In addition to power provided from our own generating resources, we procure power from a variety of sources including other utilities, merchant, and other non-utility generators. Based in Rosemead, California, Southern California Edison was incorporated in California in 1909, and had assets of approximately $83.3 billion as of March 31, 2024.

Southern California Edison is a subsidiary of Edison International. The mailing address and telephone number of our principal executive offices are P.O. Box 800, Rosemead, CA 91770 and (626) 302-1212.

SCE Trust VIII

SCE Trust VIII, which we refer to herein as the “Issuer,” is a Delaware statutory trust. It was created for the purpose of issuing and selling the   % Trust Preference Securities, which we refer to herein as the “Trust Preference Securities” and engaging in other transactions described in this prospectus. We will own all of the Issuer’s common securities. The Issuer’s trustees (named in section “SCE Trust VIII” below) will conduct the business and affairs of the Issuer.

The Trust Preference Securities

Each of the Trust Preference Securities will represent an undivided beneficial ownership interest in the assets of the Issuer.

The Issuer will sell the Trust Preference Securities to the public and its common securities to us. The Issuer will use the proceeds from those sales to purchase $    aggregate liquidation preference of our   % Series N Preference Stock, which we refer to herein as the “Series N Preference Shares.” We will pay dividends on the Series N Preference Shares when, as, and if declared by our board of directors or a duly authorized committee of the board at the same rate and on the same dates as the Issuer makes distribution payments on the Trust Preference Securities. The Issuer will use the payments, if any, it receives on the Series N Preference Shares to make the corresponding payments on the Trust Preference Securities.

Distributions on the Trust Preference Securities

If you purchase and hold Trust Preference Securities, you will be entitled to receive cash distributions on the liquidation amount of $25 per Trust Preference Security at a rate of   % per annum, from and including May  , 2024. Distributions will be payable quarterly, in arrears, on March 15, June 15, September 15 and December 15 of each year, beginning on September 15, 2024. The Issuer will pay distributions on the Trust Preference Securities only from the proceeds, if any, of dividends it receives from us on the Series N Preference Shares. Distributions on the Trust Preference Securities are cumulative and will accrue from May  , 2024.

Redemption of the Trust Preference Securities

The Trust Preference Securities do not have a maturity date and will remain outstanding indefinitely, unless we decide to redeem the Series N Preference Shares. Upon any redemption of the Series N Preference Shares, the Issuer will use the cash it receives to redeem a corresponding amount of Trust Preference Securities. The Series N Preference Shares are not required to be redeemed by us at any time, but may be redeemed, (i) at our option, in whole or in part, at any time, or from time to time, on or after May  , 2029, and (ii) in whole, but not in part, at any time prior to May  , 2029 if certain changes in tax or investment company law or interpretation or applicable rating agency equity credit criteria occur and certain other conditions are satisfied. If the Series N Preference Shares are redeemed in whole, we may also redeem all of the common securities of the Issuer. For a description of our rights to redeem the Series N Preference Shares, see “Description of the Series N Preference Shares—Redemption” below.

Liquidation of the Issuer and Distribution of Series N Preference Shares to Holders

We may dissolve the Issuer at any time. If we dissolve the Issuer, after the Issuer satisfies all of its liabilities as required by law, the Issuer’s trustees will:

•	distribute the Series N Preference Shares (or depositary shares in lieu thereof) to the holders of the Trust Preference Securities; or

•	pay the liquidation amount of the Trust Preference Securities, plus any accrued and unpaid dividends, if any, to the payment date, in cash, out of the assets of the Issuer.

Upon dissolution, the Issuer’s administrative trustees may choose to (i) distribute the Series N Preference Shares directly, and cash in lieu of fractional shares, or (ii) distribute depositary shares each representing a 1/100th interest in a Series N Preference Share. See “Description of the Trust Preference Securities—Optional Liquidation of the Issuer and Distribution of the Series N Preference Shares” below.

Voting Rights

Holders of the Trust Preference Securities will have no voting rights except for the limited rights discussed in “Description of the Trust Preference Securities—Voting Rights” below.

Tax Treatment

Distributions constituting dividend income received by a non-corporate U.S. holder in respect of the Trust Preference Securities generally represent “qualified dividend income” for U.S. federal income tax purposes, which is not taxed at ordinary income tax rates, but instead is taxed at more favorable capital gain rates for U.S. federal income tax purposes. In addition, distributions on the Trust Preference Securities constituting dividend income paid to holders that are U.S. corporations will generally qualify for the dividends-received deduction for U.S. federal income tax purposes. The availability of the reduced dividend tax rate and the dividends-received deduction are subject to certain exceptions for short-term and hedged positions and other applicable limitations. Each investor should consult its tax advisor in light of its particular circumstances. For further discussion of the tax consequences relating to the Trust Preference Securities, see “Material U.S. Federal Income Tax Considerations” below.

Listing

Application will be made to list the Trust Preference Securities on the New York Stock Exchange under the Symbol “SCE PR N”. If approved for listing, we expect the Trust Preference Securities will begin trading on the New York Stock Exchange within 30 days of their original issue date of May  , 2024.

The Series N Preference Shares

Dividends on the Series N Preference Shares

We will pay dividends on the Series N Preference Shares when, as, and if declared by our board of directors or a duly authorized committee of the board at a rate of   % per annum of the liquidation preference of $2,500 per Series N Preference Share, from and including May  , 2024. Dividends on the Series N Preference Shares will be payable quarterly, in arrears, on March 15, June 15, September 15 and December 15 of each year, beginning on September 15, 2024. Dividends on the Series N Preference Shares are cumulative from May  , 2024.

Redemption of the Series N Preference Shares

The Series N Preference Shares do not have a maturity date, and we are not required to redeem the Series N Preference Shares. Accordingly, the Series N Preference Shares will remain outstanding indefinitely unless we decide to redeem them. We may redeem the Series N Preference Shares (i) at our option, in whole or in part, at any time, or from time to time, on or after May  , 2029, and (ii) in whole, but not in part, at any time prior to May  , 2029 if certain changes in tax or investment company law or interpretation or applicable rating agency equity credit criteria occur and certain other conditions are satisfied. There will be no sinking fund for the redemption or purchase of the Series N Preference Shares or the Trust Preference Securities. Neither holders of the Trust Preference Securities nor any holder of the Series N Preference Shares will have the right to require the redemption of the Series N Preference Shares.

Ranking of the Series N Preference Shares

The Series N Preference Shares will rank equally with other series of our preference stock, including our outstanding Series E, G, H, J, K, L, and M Preference Stock, junior to our cumulative preferred stock and secured and unsecured debt, and senior to our common stock.

Liquidation Preference

If we liquidate, dissolve or wind up, the holders of the Series N Preference Shares outstanding at such time will be entitled to receive 100% of the aggregate liquidation preference of the Series N Preference Shares, plus an amount equal to all accrued and unpaid dividends, if any, whether or not declared, before any distribution of assets is made to holders of our common stock.

Voting Rights

Any holder of the Series N Preference Shares will only be entitled to the limited voting rights provided in the certificate of determination of preferences establishing the Preferences Shares and as required by California law. See “Description of the Series N Preference Shares—Voting Rights” below.

Issuance of Senior Shares

As long as any Series N Preference Shares are outstanding, we do not intend to issue any shares of capital stock ranking senior to the Series N Preference Shares with respect to payment of dividends and distribution of our assets upon our liquidation, dissolution or winding up.

Conversion Rights

The Series N Preference Shares will not be convertible into shares of any other class or series of our capital stock or any other security.

Guarantee by Southern California Edison

We will fully and unconditionally guarantee payment of amounts due under the Trust Preference Securities on a subordinated basis and to the extent the Issuer has funds available for payment of those amounts. We refer to this obligation as the “Guarantee.” However, the Guarantee does not cover payments if the Issuer does not have sufficient funds to make the distribution payments, including, for example, if we have failed to pay to the Issuer dividends on the Series N Preference Shares.

We are also obligated to pay the expenses and other obligations of the Issuer, other than its obligations to make payments on the Trust Preference Securities.

We will also grant each holder of the Trust Preference Securities the right to institute a proceeding directly against us for enforcement of the rights of a holder of the Series N Preference Shares. We refer to this right herein as the “right of direct action.” For purposes of the right of direct action, each Trust Preference Security that you hold represents a 1/100th interest in a Series N Preference Share, and you can enforce the right of direct action only to the extent of an interest in Series N Preference Shares corresponding to the aggregate liquidation amount of the Trust Preference Securities that you hold. See “Description of the Guarantee—Right of Direct Action” below.

Use of Proceeds

The Issuer will use all of the proceeds from the sale of (i) the Trust Preference Securities to investors, and (ii) the common securities to us, to purchase the Series N Preference Shares from us.

We currently expect to use the net proceeds from the sale of Series N Preference Shares to the Issuer for general corporate purposes, including but not limited to the redemption of outstanding preference stock.

This prospectus does not constitute a notice of redemption with respect to any outstanding series of our preference stock nor an obligation to issue a notice of redemption for any outstanding series of our preference stock. Any such notice, if given, will only be given in accordance with the provisions of such outstanding series of our preference stock, as applicable.

RISK FACTORS

Investing in the Trust Preference Securities involves risk. You should be aware of and carefully consider the following risk factors and the risk factors included in our Annual Report on Form 10-K for the year ended December 31, 2023 (which is incorporated by reference in this prospectus). New risks may emerge at any time, and we cannot predict such risks or estimate the extent to which they may affect our financial performance. You should also read and consider all of the other information provided or incorporated by reference in this prospectus before deciding whether or not to purchase any of the Trust Preference Securities. See “Forward-Looking Statements” above and “Where You Can Find More Information” below.

The Series N Preference Shares and the Guarantee are subordinated to our secured and unsecured debt and cumulative preferred stock.

Our obligations to make dividend payments on the Series N Preference Shares or payments made under the Guarantee will rank junior to all of our secured and unsecured debt and the rights of holders of our cumulative preferred stock that we may later issue to receive dividends. This means that we cannot make any payments on the Series N Preference Shares or the Guarantee if we are in default on a payment of our secured or unsecured debt or have not paid dividends on our cumulative preferred stock then outstanding. This could impact the distribution payments you receive as a holder of the Trust Preference Securities, because the Issuer will pay distributions on the Trust Preference Securities only from the proceeds, if any, of dividends received on the Series N Preference Shares.

In addition, the holders of our secured and unsecured debt and cumulative preferred stock, should any cumulative preferred stock be issued in the future, will have prior rights with respect to any proceeds distributed in connection with any insolvency, liquidation, reorganization, dissolution or other winding up of our company. This may have the effect of reducing the amount of proceeds in connection with any insolvency, liquidation, reorganization or other winding up of our company paid to the Issuer as holder of the Series N Preference Shares and available to holders of the Trust Preference Securities. Although we do not intend to issue any additional shares of capital stock ranking senior to the Series N Preference Shares as long as any Series N Preference Shares are outstanding, none of the certificate of determination, the Guarantee, the Declaration of Trust (as defined below) or any other document applicable to this offering limits our ability to issue any additional shares of capital stock ranking senior to the Series N Preference Shares, provided we have received the required consent from holders of our preference stock. In addition, none of the certificate of determination, the Guarantee, the Declaration of Trust (as defined below) or any other document applicable to this offering limits our ability to incur additional secured and unsecured debt.

The Issuer cannot make payments on the Trust Preference Securities unless we make dividend payments on the Series N Preference Shares. We are not required to pay holders of the Trust Preference Securities under the Guarantee if the Issuer does not have cash available.

The Issuer’s ability to make timely distribution, redemption or liquidation payments on the Trust Preference Securities is solely dependent on our making the corresponding payments on the Series N Preference Shares. We will pay dividends on the Series N Preference Shares only when, as, and if declared by our board of directors or a duly authorized committee of the board. In addition, the Guarantee only guarantees that we will make dividend, redemption and liquidation payments to holders of the Trust Preference Securities if the Issuer has funds available to make the payments but fails to do so. If the Issuer fails to make payments under the Trust Preference Securities because we have failed to make the corresponding payments under the Series N Preference Shares, you will not be able to rely upon the Guarantee for payment.

The Trust Preference Securities may be redeemed at any time on or after May  , 2029, or at any time prior to May  , 2029 following the occurrence of certain changes to tax and investment company law or interpretation or applicable rating agency equity credit criteria.

We may redeem the Series N Preference Shares (i) at our option, in whole or in part, at any time, or from time to time, on or after May  , 2029, and (ii) in whole, but not in part, at any time prior to May  , 2029 if certain changes in tax or investment company law or interpretation or applicable rating agency equity credit criteria occur and certain other conditions described in “Description of the Series N Preference Shares—Redemption” are satisfied. Upon any redemption of the Series N Preference Shares, the institutional trustee will use the cash it receives to redeem a corresponding amount of Trust Preference Securities. You might not be able to reinvest the money you receive upon redemption of the Trust Preference Securities at the same rate as the rate of return on the Trust Preference Securities.

Holders of the Trust Preference Securities have limited voting rights.

As a holder of the Trust Preference Securities, you will not have any voting rights, except in certain limited circumstances as described under “Description of the Preference Shares—Voting Rights” below. Accordingly, holders of Trust Preference Securities may have no voting rights with respect to certain matters upon which a holder of our common stock or cumulative preferred stock may be entitled to vote. In addition, you will not be entitled to vote to appoint, remove or replace any administrative trustee, nor, except in limited cases, appoint, remove or replace the institutional trustee or the Delaware trustee, all of which will be otherwise appointed, removed or replaced by us.

Ratings on the Trust Preference Securities could be lowered.

We expect that Moody’s Investors Service, Standard & Poor’s Ratings Services and Fitch Ratings will assign ratings to the Trust Preference Securities. Generally, rating agencies base their ratings on such material and information, and such of their own investigative studies and assumptions, as they deem appropriate. A rating is not a recommendation to buy, sell or hold the Trust Preference Securities, and there is no assurance that any rating will apply for any given period of time or that a rating may not be adjusted or withdrawn. A downgrade or potential downgrade in these ratings, the assignment of a new rating that is lower than existing ratings, or a downgrade or potential downgrade in ratings assigned to us, our subsidiaries or any of our securities could adversely affect the trading price and liquidity of the Trust Preference Securities.

Rating agencies may change rating methodologies.

The rating agencies that currently or may in the future publish a rating for us or the Trust Preference Securities may from time to time in the future change the methodologies that they use for analyzing securities with features similar to the Trust Preference Securities. This may include, for example, changes to the relationship between ratings assigned to an issuer’s senior securities and ratings assigned to securities with features similar to the Trust Preference Securities, which is sometimes called “notching.” If the rating agencies change their practices for rating these securities in the future, and the ratings of the Trust Preference Securities are subsequently lowered or “notched” further, the trading price and liquidity of the Trust Preference Securities could be adversely affected. In addition, the Company may redeem the Series N Preference Shares at its option, in whole, but not in part, if a rating agency makes certain changes in the equity credit criteria for securities with features similar to the Trust Preference Securities or the Series N Preference Shares. See “—The Trust Preference Securities may be redeemed at any time on or after May  , 2029, or at any time prior to May  , 2029 following the occurrence of certain changes to tax and investment company law or interpretation or applicable rating agency equity credit criteria” above and “Description of the Series N Preference Shares—Redemption” below.

An active trading market for the Trust Preference Securities may not develop.

Prior to this offering, there has been no public market for the Trust Preference Securities. We will apply to have the Trust Preference Securities listed on the New York Stock Exchange. If approved for listing, we expect the Trust Preference Securities will begin trading on the New York Stock Exchange within 30 days of their original issue date of May  , 2024. Listing of the Trust Preference Securities on the New York Stock Exchange does not guarantee that a trading market for the Trust Preference Securities will develop, or if a trading market for the Trust Preference Securities does develop, the depth of the market or the ability of holders to sell their Trust Preference Securities easily. Although the underwriters have indicated that they intend to make a market in the Trust Preference Securities, as permitted by applicable laws and regulations, they are not obligated to do so and may discontinue that market-making activity at any time without notice. Accordingly, neither we nor the Issuer can assure you that an active trading market will develop or be sustained or that you will be able to sell the Trust Preference Securities.

There may be no trading market for the Series N Preference Shares (or depositary shares in lieu thereof) if the Issuer distributes them to you under certain circumstances.

The Series N Preference Shares will initially be held by the Issuer and, under certain circumstances, may be distributed directly to you or as depositary shares in lieu thereof. There is no established trading market for the Series N Preference Shares, and neither they nor any depositary shares in lieu thereof will be listed on any securities exchange. As a result, if the Series N Preference Shares (or depositary shares in lieu thereof) are distributed to holders of the Trust Preference Securities, under certain circumstances, neither we nor the Issuer can assure you that an active trading market will develop or be sustained or that you will be able to sell the Series N Preference Shares (or depositary shares in lieu thereof). Although the underwriters have indicated that they intend to make a market in the Series N Preference Shares (or depositary shares in lieu thereof) if they are distributed to holders of the Trust Preference Securities, as permitted by applicable laws and regulations, they are not obligated to do so and may discontinue that market-making activity at any time without notice.

SCE TRUST VIII

We created the Issuer as a Delaware statutory trust on June 12, 2017. Before the Trust Preference Securities are issued, the original trust agreement of the Issuer, dated June 9, 2017, will be amended and restated in its entirety (the “Declaration of Trust”) substantially in the form which has been filed as an exhibit to the registration statement of which this prospectus forms a part.

The Issuer exists solely to:

•	issue and sell the Trust Preference Securities offered hereby to the public;

•	issue and sell its common securities to us;

•	use the proceeds from the sale of the Trust Preference Securities and common securities to purchase the Series N Preference Shares;

•	distribute the cash payments it receives, if any, on the Series N Preference Shares it owns to the holders of the Trust Preference Securities and common securities; and

•	engage in other activities that are necessary or incidental to these purposes.

The Issuer will own only the Series N Preference Shares. The terms of the dividends payable, if any, on the Series N Preference Shares will be substantially the same as the terms of the distributions payable, if any, on the Trust Preference Securities. The only source of funds for the Issuer will be any dividends it receives from us on the Series N Preference Shares. The Issuer will use these funds, if any, to make any cash distributions due to holders of the Trust Preference Securities.

We will purchase all of the common securities of the Issuer. The common securities will represent an aggregate liquidation amount equal to $10,000. The common securities will have terms substantially identical to, and will rank equal in priority of payment of dividends with, but junior in priority of payment of liquidations and redemptions to, the Trust Preference Securities.

Under certain circumstances, we may redeem the Series N Preference Shares that we sold to the Issuer. If this happens, the Issuer will redeem a corresponding amount of the Trust Preference Securities that it sold to the public. If the Series N Preference Shares are redeemed in whole, we may also cause the Issuer to redeem all of the common securities of the Issuer we hold.

We may dissolve the Issuer and cause the corresponding Series N Preference Shares to be distributed to the holders of the Trust Preference Securities. If this happens, owners of such Trust Preference Securities will no longer have any interest in the Issuer and will own only the corresponding Series N Preference Shares we initially issued to the Issuer. The Issuer’s administrative trustees may choose to (i) distribute the Series N Preference Shares directly, and cash in lieu of fractional shares, or (ii) distribute depositary shares each representing a 1/100th interest in a Series N Preference Share. See “Description of the Trust Preference Securities—Optional Liquidation of the Issuer and Distribution of the Series N Preference Shares” below.

We have appointed five trustees to conduct the Issuer’s business and affairs:

•	The Bank of New York Mellon Trust Company, N.A., as the “institutional trustee”;

•	BNY Mellon Trust of Delaware, as the “Delaware trustee”; and

•	Aaron D. Moss, Natalia Woodward, and Michael A. Henry, each an officer or employee of ours, as the “administrative trustees.”

The duties and obligations of each trustee are governed by the Declaration of Trust. Except as otherwise expressly provided in the Declaration of Trust, only we can remove, replace or change the number of trustees.

We will pay all fees and expenses related to the Issuer and the offering of the Trust Preference Securities and will pay all ongoing costs and expenses of the Issuer, except the Issuer’s payment obligations with respect to the Trust Preference Securities and common securities.

The Issuer has no independent operations and exists solely for the reasons summarized above. The Issuer will not be subject to the reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

The principal offices of the Issuer are located at 2244 Walnut Grove Avenue, Rosemead, California 91770, and the telephone number of the Issuer is (626) 302-1212.

SOUTHERN CALIFORNIA EDISON COMPANY

Southern California Edison is an investor-owned public utility primarily engaged in the business of supplying and delivering electricity to an approximately 50,000 square mile area of southern California, excluding the City of Los Angeles and certain other cities. We own and operate transmission, distribution and generation facilities for the purpose of serving our customers’ electricity needs. In addition to power provided from our own generating resources, we procure power from a variety of sources including other utilities, merchant, and other non-utility generators. Based in Rosemead, California, Southern California Edison was incorporated in California in 1909, and had assets of approximately $83.3 billion as of March 31, 2024.

Southern California Edison is a subsidiary of Edison International. The mailing address and telephone number of our principal executive offices are P.O. Box 800, Rosemead, CA 91770 and (626) 302-1212.

For more information on Southern California Edison and its subsidiaries, see the documents incorporated by reference into this prospectus described under “Where You Can Find More Information” below.

USE OF PROCEEDS

The Issuer will use all of the proceeds from the sale of (i) the Trust Preference Securities to investors, and (ii) the common securities to us, to purchase the Series N Preference Shares from us.

We currently expect to use the net proceeds from the sale of the Series N Preference Shares for general corporate purposes, including but not limited to the redemption of outstanding preference stock.

This prospectus does not constitute a notice of redemption with respect to any outstanding series of our preference stock nor an obligation to issue a notice of redemption for any outstanding series of our preference stock. Any such notice, if given, will only be given in accordance with the provisions of such outstanding series of our preference stock, as applicable.

DESCRIPTION OF THE TRUST PREFERENCE SECURITIES

Set forth below is a description of the particular terms of the Trust Preference Securities being offered by the Issuer. The following description is a summary and it does not describe every aspect of the Trust Preference Securities. The Declaration of Trust to be entered into by Southern California Edison and the Issuer’s trustees, the form of which has been filed as an exhibit to the registration statement which this prospectus forms a part of, contains the full legal text of the matters described in this section. This summary is qualified by the Declaration of Trust. Therefore, you should carefully read the detailed provisions of the Declaration of Trust.

General

The Declaration of Trust for the Issuer authorizes the administrative trustees to issue the Trust Preference Securities and the common securities (together, the “Trust Securities”) on behalf of the Issuer.

The Trust Securities represent undivided beneficial interests in the assets of the Issuer. All of the common securities will be owned, directly or indirectly, by us. The common securities will rank equally as to distributions with the Trust Preference Securities, and quarterly distribution payments will be made on the common securities on a ratable basis, with the Trust Preference Securities.

The Declaration of Trust does not permit the Issuer to issue any securities other than the Trust Securities or to incur any indebtedness. Under the Declaration of Trust, the institutional trustee will hold title to the Series N Preference Shares purchased by the Issuer for the benefit of the holders of the Trust Securities.

The Trust Preference Securities will be issued in the amount, at the price and on terms that are substantially the same as the terms of the corresponding Series N Preference Shares.

We will guarantee the Trust Preference Securities to the extent described below under “Description of the Guarantee.” The guarantee agreement executed for the benefit of the holders of the Trust Preference Securities will be a guarantee on a subordinated basis with respect to the related Trust Preference Securities. However, such guarantee will not guarantee payment of distributions or amounts payable on redemption or liquidation of such Trust Preference Securities when the Issuer does not have funds available to make such payments. See “Description of the Guarantee” below.

We will also grant each holder of the Trust Preference Securities the right to institute a proceeding directly against us for enforcement of the rights of a holder of the Series N Preference Shares. We refer to this right herein as the “right of direct action.” For purposes of the right of direct action, each Trust Preference Security you hold represents a 1/100th interest in a Series N Preference Share, and you can enforce the right of direct action only to the extent of an interest in Series N Preference Shares corresponding to the aggregate liquidation amount of the Trust Preference Securities you hold. See “Description of the Guarantee—Right of Direct Action” below.

Application will be made to list the Trust Preference Securities on the New York Stock Exchange under the symbol “SCE PR N”. If approved for listing, we expect the Trust Preference Securities will begin trading on the New York Stock Exchange within 30 days of their original issue date of May  , 2024.

Distributions

The Issuer can pay distributions on the Trust Preference Securities only from the proceeds, if any, of dividends that it receives from us on the Series N Preference Shares. Distributions on the Trust Preference Securities will be payable quarterly, in arrears, on March 15, June 15, September 15 and December 15 of each year (each a “distribution date”), beginning on September 15, 2024. From and including May  , 2024 distributions will accrue and be payable at a rate of   % per annum, payable beginning on September 15, 2024. Distributions are cumulative and will accrue from May  , 2024.

If any distribution date is not a business day (as defined below), then the related distribution payment will be postponed to the next succeeding business day without any increase in the amount of distributions payable as a result of such postponement. As used in this prospectus, a “business day” means any weekday that is not a legal holiday in New York, New York and is not a day on which banking institutions in New York, New York or Los Angeles, California are closed.

Notwithstanding the foregoing, holders of the Trust Preference Securities will not be entitled to any distributions in excess of full cumulative distributions. No interest, distributions or sum of money in lieu thereof will be payable in respect of any distribution payment or payments on the Trust Preference Securities which may be in arrears.

For each distribution date, the Issuer will use the dividend payments, if any, it receives on the Series N Preference Shares to make the applicable distribution payment to the holders of the Trust Preference Securities on the related record date. As long as the Trust Preference Securities remain in book-entry form, the record dates for the Trust Preference Securities will be one business day prior to the relevant distribution date. If the Trust Preference Securities are not in book-entry form, the record date will be the 1st of the month in which the relevant distribution date occurs. Distributions that are not paid in full on a particular distribution date (or if such distribution date is not a business day, the next succeeding business day), as a result of our having failed to make a full dividend payment under the Series N Preference Shares, will be payable to the holders of the Trust Preference Securities on the record date applicable to the date of payment of any of such unpaid distributions.

The period beginning on and including May  , 2024, and ending on but excluding September 15, 2024, the first distribution date, and each subsequent period beginning on and including a distribution date and ending on but excluding the next distribution date is called a “distribution period.” Distributions payable on the Trust Preference Securities for any distribution period will be computed on the basis of a 360-day year consisting of twelve 30-day months; provided that the amount of distributions payable for the initial distribution period and any period shorter than a full distribution period will be computed on the basis of a 360-day year consisting of twelve 30-day months and the actual number of days elapsed in the period using 30-day months.

Dollar amounts payable to a holder resulting from that calculation will be rounded to the nearest cent, with one-half cent or greater being rounded upward.

Redemption

The Trust Preference Securities do not have a maturity date, and the Issuer is not required to redeem the Trust Preference Securities except in connection with a redemption of the Series N Preference Shares. Accordingly, the Trust Preference Securities will remain outstanding indefinitely, unless we decide to redeem the Series N Preference Shares. The Series N Preference Shares may be redeemed (i) at our option, in whole or in part, at any time, or from time to time on or after May  , 2029, and (ii) in whole, but not in part, at any time prior to May  , 2029 (a) within 90 days after certain changes in tax or investment company law or interpretation occur and certain other conditions are satisfied and (b) after the occurrence of a Rating Agency Event. For the definition of Rating Agency Event and a further description of our rights to redeem the Series N Preference Shares, see “Description of the Series N Preference Shares—Redemption” below.

If the Series N Preference Shares are redeemed, in whole or in part, at any time or from time to time, the institutional trustee will apply the proceeds from that payment to redeem a corresponding aggregate liquidation amount of Trust Preference Securities. Except for redemption after certain changes in tax law or interpretation and the satisfaction of certain other conditions (a “Tax Event Redemption”) or redemption after a Rating Agency Event (a “Rating Agency Redemption”), the Trust Preference Securities will be redeemed at a price equal to $25 per Trust Preference Security, plus accrued and unpaid distributions, if any, to the redemption date. Upon a Tax Event Redemption, the Trust Preference Securities will be redeemed at a price equal to $25.25 per Trust Preference Security, plus accrued and unpaid distributions, if any, to the redemption date. Upon a Rating Agency

Redemption, the Trust Preference Securities will be redeemed at a price equal to $25.50 per Trust Preference Security, plus accrued and unpaid distributions, if any, to the redemption date. If the Series N Preference Shares are redeemed in whole, we may also cause the Issuer to redeem all of the common securities of the Issuer we hold.

In the case of Trust Preference Securities held by The Depository Trust Company (or any successor) (“DTC”) or its nominee, the distribution of the proceeds of such redemption will be made in accordance with the procedures of DTC or its nominee. The specific procedures relating to the redemption of the Trust Preference Securities are set forth immediately below.

Redemption Procedures

Because the Trust Preference Securities will be issued in the form of global securities held by DTC, the following description relates to the procedures applicable to the redemption of global securities. Please read “—Book-Entry, Delivery and Form” for more information about global securities.

The Issuer’s institutional trustee will give each holder of the Trust Preference Securities at least 30, but not more than 60 days’ notice of any redemption of the Trust Preference Securities, which notice will be irrevocable. If the Issuer’s institutional trustee gives a notice of redemption of the Trust Preference Securities, then by 12:00 noon, New York City time, on the redemption date, the institutional trustee will deposit irrevocably with DTC or its nominee funds sufficient to pay the applicable redemption price to the extent we have paid the institutional trustee a sufficient amount of cash in connection with the related redemption of the corresponding Series N Preference Shares. The institutional trustee will also give DTC irrevocable instructions and authority to pay the redemption price to the holders of such Trust Preference Securities.

If notice of redemption has been given and funds deposited as required, then, effective on the date of such deposit, distributions will cease to accrue on the Trust Preference Securities called for redemption and all rights of the holders of such Trust Preference Securities so called for redemption will cease, except the right of the holders of such Trust Preference Securities to receive the redemption price, but without interest on such redemption price.

Subject to applicable law including, without limitation, United States federal securities law, we or our affiliates may at any time, or from time to time, purchase outstanding Trust Preference Securities by tender, in the open market or by private agreement and none of these purchases will be deemed redemptions in respect of the Trust Preference Securities for purposes of the Issuer’s Declaration of Trust.

Payment of the redemption price on the Trust Preference Securities and any distribution or exchange of Series N Preference Shares to holders of the Trust Preference Securities will be made to the applicable record holders thereof as they appear on the register for such Trust Preference Securities on the relevant record date, which will be, in the case of redemption, so long as the Trust Preference Securities are in book-entry form, one business day before the redemption date, or in the case of liquidation, the liquidation date. There will be no sinking fund for the redemption of the Trust Preference Securities.

Liquidation Distribution upon Dissolution

This prospectus refers to any voluntary or involuntary liquidation, dissolution, winding-up or termination of a trust as a “liquidation.” Upon the liquidation of the Issuer, the holders of the Trust Preference Securities will be entitled to receive 100% of the liquidation amount of their securities, plus accrued and unpaid distributions, if any, to the date of payment. However, such holders will not receive such distribution if we instead distribute on a ratable basis to the holders of the Trust Preference Securities the Series N Preference Shares (or depositary shares in lieu thereof) in an aggregate liquidation preference equal to the aggregate liquidation amount of, with a dividend rate identical to the distribution rate of, and with accrued and unpaid dividends equal to accrued and unpaid distributions on, the Trust Preference Securities outstanding at such time. See “Optional Liquidation of the Issuer and Distribution of the Series N Preference Shares” below.

If this distribution can be paid only in part because the Issuer has insufficient assets available to pay in full such aggregate liquidation distribution, then the amounts payable directly by the Issuer on the Trust Preference Securities will be paid on a pro rata basis prior to payment on the common securities.

Pursuant to the Issuer’s Declaration of Trust, the Issuer will dissolve:

•	upon the bankruptcy, dissolution or liquidation of us or the holder of the common securities, if different;

•	upon an election by us to dissolve the Issuer;

•	upon the entry of a decree of a judicial dissolution of the holder of the common securities, us or the Issuer;

•	before the Issuer issues any Trust Securities, with our consent; or

•	when all of the Trust Securities have been called for redemption.

Optional Liquidation of the Issuer and Distribution of the Series N Preference Shares

We will have the right at any time to elect to dissolve the Issuer by causing the Series N Preference Shares it holds to be distributed to the holders of the related Trust Securities. If we elect to dissolve the Issuer, then the Series N Preference Shares will be distributed to the holders of the related Trust Securities in exchange therefor, and thereupon the Issuer will dissolve. The Issuer’s administrative trustees may choose to (i) distribute the Series N Preference Shares directly, and cash in lieu of fractional shares, or (ii) distribute depositary shares each representing a 1/100th interest in a Series N Preference Share.

If the administrative trustees choose to distribute the Series N Preference Shares directly, each holder of Trust Preference Securities will receive a number of whole Series N Preference Shares having an aggregate liquidation preference equal to the aggregate liquidation amount of, with a dividend rate identical to the distribution rate of, and accrued and unpaid dividends, if any, equal to accrued and unpaid distributions on, the Trust Preference Securities being exchanged. No fractional shares of Series N Preference Shares will be issued to holders of the Trust Preference Securities. Instead, each holder will have the right to receive an amount in cash out of the assets of the Issuer equal to the liquidation preference of the fraction of a Series N Preference Share they are entitled to receive, plus accrued and unpaid dividends, if any, on such fraction of a share to the payment date.

If the administrative trustees choose to distribute depositary shares each representing a 1/100th interest in a Series N Preference Share, each holder of Trust Preference Securities will receive a number of depositary shares representing an aggregate liquidation preference of Series N Preference Shares equal to the aggregate liquidation amount of, with a dividend rate identical to the distribution rate of, and accrued and unpaid dividends, if any, equal to accrued and unpaid distributions on, the Trust Preference Securities being exchanged.

We anticipate that any distribution of Series N Preference Shares (or depositary shares in lieu thereof) will be through book-entry distribution of interests in one or more global securities under depositary arrangements similar to those applicable to the Trust Preference Securities. See “—Book-Entry, Delivery and Form” below.

After the date of any distribution of the Series N Preference Shares (or depositary shares in lieu thereof) upon dissolution of the Issuer:

•	The Trust Preference Securities will no longer be deemed to be outstanding;

•

The securities depositary or its nominee, as the record holder of the Trust Preference Securities, will receive a registered global certificate or certificates representing the Series N Preference Shares (or depositary shares in lieu thereof), and cash in lieu of fractional shares, if applicable, to be delivered upon such distribution; and

•

any certificates representing Trust Preference Securities not held by the depositary or its nominee will be deemed to represent Series N Preference Shares (or depositary shares in lieu thereof) having an aggregate liquidation preference equal to the aggregate stated liquidation amount of, with a dividend rate identical to the distribution rate of, and accrued and unpaid dividends, if any, equal to accrued and unpaid distributions on, the Trust Preference Securities until such certificates are presented to us or our agent for transfer or reissue.

We do not intend to list the Series N Preference Shares (or depositary shares in lieu thereof) on any securities exchange upon any such liquidation and distribution of Series N Preference Shares (or depositary shares in lieu thereof). There can be no assurance as to the market prices or liquidity of the Series N Preference Shares (or depositary shares in lieu thereof) that may be distributed in exchange for the Trust Preference Securities if a dissolution or liquidation of the Issuer were to occur. This means that the Series N Preference Shares (or depositary shares in lieu thereof) that an investor may receive if a dissolution and liquidation of the Issuer were to occur may not have an active secondary market and may trade, if at all, at a discount to the price that the investor paid to purchase the Trust Preference Securities.

Under current U.S. federal income tax law, and assuming, as expected, the Issuer is treated as a domestic grantor trust, a distribution of the Series N Preference Shares (or depositary shares in lieu thereof) in exchange for the Trust Preference Securities would not be a taxable event to you. If, however, the Issuer were subject to U.S. federal income tax with respect to income accrued or received on the Series N Preference Shares, the distribution of the Series N Preference Shares (or depositary shares in lieu thereof) by the Issuer would be a taxable event to the Issuer and to you. See “Material U.S. Federal Income Tax Considerations—Classification of the Issuer” below.

Optional Exchange

If at any time, or from time to time, we or any of our affiliates are a holder of the Trust Preference Securities, we or our affiliate, as the case may be (either, an “SCE holder”), will have the right to deliver to the Issuer’s institutional trustee all or the portion of such SCE holder’s Trust Preference Securities as it elects and receive, in exchange therefor, Series N Preference Shares in an aggregate liquidation preference equal to the aggregate liquidation amount of, with a dividend rate identical to the distribution rate of, and accrued and unpaid dividends, if any, equal to accrued and unpaid distributions on, the Trust Preference Securities being exchanged. The election (i) will be exercisable by the SCE holder delivering to the institutional trustee a written notice of the election (X) specifying the liquidation amount of the Trust Preference Securities with respect to which the election is being made and (Y) the date on which the exchange will occur, which date will not be less than three business days after the receipt by the Issuer’s institutional trustee of the election notice and (ii) will be conditioned upon the SCE holder having delivered or caused to be delivered to the Issuer’s institutional trustee or its designee the Trust Preference Securities which are the subject of the election by 10:00 A.M., New York City time, on the date on which the exchange is to occur. After the exchange, the relevant Trust Preference Securities will be canceled and will no longer be deemed to be outstanding and all rights of the SCE holder with respect to the relevant Trust Preference Securities will cease, including accrued but unpaid distributions thereon, if any. In the event the relevant Trust Preference Securities are in book-entry form, upon the exchange the Issuer’s institutional trustee, in its capacity as securities registrar, will cause an annotation to be made on the book-entry Trust Preference Securities certificate or certificates evidencing the relevant book-entry Trust Preference Securities to evidence the reduction in the aggregate liquidation amount thereof resulting from the cancellation. If all of the then-outstanding Trust Preference Securities are exchanged, we may also exchange all of the then-outstanding common securities of the Issuer.

Notwithstanding anything else in the Declaration of Trust to the contrary, in order to effectuate the exchanges contemplated above, the Issuer is authorized to execute, deliver and perform, and we, the Issuer’s institutional trustee, Delaware trustee and any administrative trustee, on behalf of the Issuer, acting singly or collectively, is authorized to execute and deliver on behalf of the Issuer, an exchange agreement, cancellation letter, and any and all other documents, agreements, or certificates contemplated by or related to the exchanges in each case without further vote or approval of any other person. For the avoidance of doubt, the exchanges described above will not be deemed redemptions in respect of the Trust Preference Securities or the common securities under the Declaration of Trust.

Consolidation, Merger or Amalgamation of the Issuer

The Issuer may not consolidate, amalgamate, merge with or into, or be replaced by or convey, transfer or lease its properties and assets substantially as an entirety to any corporation or other body, except as described below. The Issuer may, with the consent of its administrative trustees and without the consent of the holders of the Trust Preference Securities, its Delaware trustee, or its institutional trustee, consolidate, amalgamate, merge with or into, or be replaced by or convey, transfer or lease its properties and assets substantially in the entirety to another trust, provided that:

•	the successor entity either

•	expressly assumes all of the obligations of the Issuer relating to the Trust Securities; or

•

substitutes for the Trust Preference Securities other successor securities having substantially the same terms as the Trust Preference Securities, so long as those successor securities rank the same as the Trust Preference Securities regarding distributions and payments upon liquidation, redemption and otherwise;

•

we, as issuer of the Series N Preference Shares, expressly acknowledge a trustee of the successor entity possessing the same powers and duties as the institutional trustee of the Issuer as the holder of the Series N Preference Shares;

•

immediately following such merger, consolidation, amalgamation or replacement, the Trust Preference Securities or any successor securities are listed, or any successor securities will be listed upon notification of issuance, on any national securities exchange or with another organization on which the Trust Preference Securities are then listed or quoted, if any;

•

such merger, consolidation, amalgamation or replacement does not cause the Trust Preference Securities, including any successor securities, to be downgraded by any nationally recognized statistical rating organization;

•

such merger, consolidation, amalgamation or replacement does not adversely affect the powers, preferences or special rights of the Trust Securities, including any successor securities, in any material respect, other than in connection with any dilution of the holders’ interest in the new entity;

•	such successor entity has a purpose identical to that of the Issuer;

•

prior to such merger, consolidation, amalgamation or replacement, we have received an opinion of a nationally recognized independent counsel to the Issuer experienced in such matters to the effect that:

•

such merger, consolidation, amalgamation or replacement does not adversely affect the powers, preferences or special rights of the Trust Securities, including any successor securities, in any material respect, other than in connection with any dilution of the holders’ interest in the new entity;

•

following such merger, consolidation, amalgamation or replacement, neither the Issuer nor the successor entity will be required to register as an “investment company” under the Investment Company Act of 1940, as amended (the “Investment Company Act”); and

•

following such merger, consolidation, amalgamation or replacement, the Issuer or the successor entity will continue to be classified as a domestic grantor trust for U.S. federal income tax purposes, provided, however that this requirement may be waived by the consent of 100% of the liquidation amount of the Trust Preference Securities; and

•

we or our successor or permitted assign owns all common securities of the successor entity and we guarantee the obligations of the successor entity under the successor securities at least to the extent provided by the Guarantee and the successor entity assumes all obligations of the Issuer with respect to the Issuer’s trustees.

Voting Rights

The holders of the Trust Preference Securities will have no voting rights except as discussed below and in “—Amendment of Declaration of Trust” and “Description of the Guarantee—Amendments and Assignment” and except as provided under the Delaware Statutory Trust Act, Chapter 38 of Title 12 of the Delaware Code, 12 Del. Code § 3801 et seq., as it may be amended from time to time, or any successor legislation and as otherwise required by law and the Declaration of Trust. On any matter as to which voting rights exist, the holders of the Trust Preference Securities will be entitled to one vote for each $25 liquidation amount of Trust Preference Securities that they hold.

So long as the institutional trustee receives the tax opinion discussed below, and subject to the rights of the institutional trustee under the Declaration of Trust and as discussed below in “—Information Concerning the Institutional Trustee”, the holders of a majority in aggregate liquidation amount of the Trust Securities have the right to direct the institutional trustee, as holder of the Series N Preference Shares, to:

•	direct any proceeding for any remedy available to the institutional trustee, or exercising any trust or power conferred on the institutional trustee with respect to the Series N Preference Shares; and

•	consent to any amendment or modification of the Series N Preference Shares where such consent is required.

Except for directing the time, method and place of conducting a proceeding for a remedy available to the institutional trustee, the institutional trustee will not take any of the actions described in the clauses above unless the institutional trustee receives an opinion of a nationally recognized independent tax counsel experienced in such matters. The opinion must be to the effect that, as a result of such action, the applicable trust will not fail to be classified as a domestic grantor trust for U.S. federal income tax purposes.

Any required approval or direction of holders of the Trust Preference Securities may be given at a separate meeting of holders of the Trust Preference Securities convened for such purpose, at a meeting of all of the holders of Trust Securities or by written consent. The administrative trustees will mail to each holder of record of Trust Preference Securities a notice of any meeting at which such holders are entitled to vote. Each such notice will include a statement setting forth the following information:

•	the date and time of such meeting;

•	a description of any resolution proposed for adoption at such meeting on which such holders are entitled to vote; and

•	instructions for the delivery of proxies.

No vote or consent of the holders of the Trust Preference Securities will be required for the Issuer to redeem and cancel the Trust Preference Securities or distribute the Series N Preference Shares in accordance with the Declaration of Trust.

Despite the fact that holders of the Trust Preference Securities are entitled to vote or consent under the circumstances described above, any Trust Preference Securities that are owned at the time by us or any entity directly or indirectly controlling or controlled by, or under direct or indirect common control with, us, will not be entitled to vote or consent. Instead, these Trust Preference Securities will be treated for purposes of such vote or consent as if they were not outstanding.

Holders of the Trust Preference Securities have no express rights under the Declaration of Trust to appoint or remove the administrative trustees. Instead, under the terms of the Declaration of Trust, these trustees may be appointed, removed or replaced solely by us as the holder of all of the Issuer’s common securities. Holders of the majority of liquidation amount of the Trust Preference Securities may appoint or remove the institutional trustee or Delaware trustee if such trustee is at that time actively enforcing the institutional trustee’s rights as the holder of the Series N Preference Shares. However, if the institutional trustee or Delaware trustee is not at that time actively enforcing the institutional trustee’s rights as the holder of the Series N Preference Shares, it may only be appointed or removed by us as the holder of all of the Issuer’s common securities.

To the fullest extent permitted by the Delaware Statutory Trust Act, voting and consensual rights with respect to the Issuer available to or in favor of holders or owners of the Trust Preference Securities may be exercised only by a United States Person that is a beneficial owner of the Trust Preference Securities or by a United States Person acting as irrevocable agent with discretionary powers for the beneficial owner of the Trust Preference Securities that is not a United States Person. To the fullest extent permitted by the Delaware Statutory Trust Act, holders that are not United States Persons must irrevocably appoint a United States Person with discretionary powers to act as their agent with respect to such voting and consensual rights. For this purpose, a United States Person is any person treated as a United States person as defined in section 7701(a)(30) of the Internal Revenue Code of 1986, as amended.

Amendment of the Declaration of Trust

The Issuer’s administrative trustees may generally amend the Declaration of Trust without the consent of the holders of the Trust Preference Securities, unless such amendment adversely affects the powers, preferences or special rights of the Trust Preference Securities in any material respect. Specifically, the administrative trustees may amend the Declaration of Trust to:

•

cure any ambiguity, correct or supplement any provisions in such Declaration of Trust that may be defective or inconsistent with any other provision, or to make any other provisions with respect to matters or questions arising under such Declaration of Trust, which may not be inconsistent with the other provisions of such Declaration of Trust;

•

modify, eliminate or add to any provisions of such Declaration of Trust to such extent as will be necessary to ensure that the Issuer will be classified for U.S. federal income tax purposes as a domestic grantor trust at all times that any Trust Securities are outstanding or to ensure that such trust will not be required to register as an “investment company” under the Investment Company Act;

•	add to our covenants, restrictions or obligations; or

•	modify, eliminate or add to any provision of such Declaration of Trust to such extent as may be reasonably necessary to effectuate any of the foregoing or to otherwise comply with applicable law.

Such amendment may only be made with the consent of the institutional trustee, if the rights, powers, duties, obligations or immunities of the institutional trustee will be adversely affected, and with the consent of the Delaware trustee, if the rights, powers, duties, obligations or immunities of the Delaware trustee will be adversely affected.

If any proposed amendment to the Declaration of Trust provides for, or the administrative trustees otherwise propose to effect:

•

any action that would adversely affect the powers, preferences or special rights of the Trust Securities in any material respect, whether by way of amendment to the Declaration of Trust or otherwise; or

•	dissolution, winding-up or termination of the Issuer other than pursuant to the terms of the Declaration of Trust,

then the holders of the Trust Securities, voting together as a single class, will be entitled to vote on the amendment or proposal. In that case, the amendment or proposal will be effective only if approved by the holders of at least a majority in aggregate liquidation amount of the Trust Securities, voting together as a single class. If, however, any amendment or proposal referred to in the first bullet above would adversely affect the powers, preferences or special rights, in any material respect, of only the Trust Preference Securities or the common securities, then only holders of the affected class will be entitled to vote on such amendment or proposal. Such amendment or proposal will not be effective except with the approval of holders of a majority in liquidation amount of such class of Trust Securities.

Despite the foregoing, no amendment or modification may be made to the Declaration of Trust if the amendment or modification would:

•	cause the Issuer to be characterized as other than a domestic grantor trust for U.S. federal income tax purposes; or

•	cause the Issuer to be deemed to be an “investment company” that is required to be registered under the Investment Company Act.

Registrar, Transfer Agent and Paying Agent

The institutional trustee initially will be the paying agent for the Trust Preference Securities. The paying agent is permitted to resign as paying agent upon 30 days’ written notice to the administrative trustees, institutional trustee (if no longer acting as the paying agent) and to us. If the institutional trustee is no longer the paying agent, the administrative trustees will appoint a successor, which will be a bank or trust company acceptable to us and the institutional trustee, to act as paying agent.

The administrative trustees, or an agent designated by the administrative trustees, will act as registrar and transfer agent for the Trust Preference Securities. Registration of transfers of Trust Preference Securities will be effected without charge by or on behalf of the Issuer, but upon payment of any tax or other governmental charges that may be imposed in connection with any transfer or exchange. The Issuer will not be required to register or cause to be registered the transfer of its Trust Preference Securities after such Trust Preference Securities have been called for redemption.

Information Concerning the Institutional Trustee and the Delaware Trustee

The institutional trustee undertakes to perform only the duties as are specifically set forth in the Declaration of Trust. The institutional trustee is under no obligation to exercise any of the powers given it by the Declaration of Trust at the request of the holders of the Trust Preference Securities unless it is offered security or indemnity reasonably satisfactory to it against the costs, expenses and liabilities that it might incur. The Delaware trustee undertakes to perform only the duties as are specifically set forth in the Declaration of Trust, and in no event will the Delaware trustee have any duties or responsibilities of the administrative trustees or the institutional trustee.

We and certain of our affiliates maintain deposit accounts and banking relationships with the initially appointed institutional trustee.

Miscellaneous

The administrative trustees are authorized and directed to conduct the affairs of and to operate the Issuer in such a way that:

•	it will not be required to register as an “investment company” under the Investment Company Act; and

•	it will be classified as a domestic grantor trust for U.S. federal income tax purposes.

The Issuer may not borrow money, issue debt or pledge any of its assets.

The Trust Preference Securities will not be convertible into shares of any other class or series of the Issuer’s capital stock, our capital stock or any other security.

There will be no provisions for any maintenance or sinking funds for any of the Trust Preference Securities.

Registered holders of the Trust Preference Securities have no preemptive or similar rights.

Governing Law

The Declaration of Trust will be governed by and construed in accordance with the laws of the State of Delaware.

Book-Entry, Delivery and Form

The Depository Trust Company (“DTC”) will act as the initial securities depository for the Trust Preference Securities. The Trust Preference Securities will be issued only as fully registered securities registered in the name of Cede & Co., DTC’s nominee, or such other name as may be requested by an authorized representative of DTC.

DTC has advised us that: DTC is a limited purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds and provides asset servicing for over 2 million issues of U.S. and non-U.S. equity issues, corporate and municipal debt issues and money market instruments from over 85 countries that DTC’s participants (“Direct Participants”) deposit with DTC. DTC also facilitates the post-trade settlement among Direct Participants of sales and other securities transactions in deposited securities, through electronic computerized book-entry transfers and pledges between Direct Participants’ accounts. This eliminates the need for physical movement of securities certificates. Direct Participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation (“DTCC”). DTCC, in turn, is owned by a number of Direct Participants of DTC and members of the National Securities Clearing Corporation, Government Securities Clearing Corporation, MBS Clearing Corporation and Emerging Markets Clearing Corporation (NSCC, GSCC, MBSCC and EMCC, also subsidiaries of DTCC), as well as by the New York Stock Exchange, Inc., the NYSE MKT LLC and the Financial Industry Regulatory Authority, Inc. Access to the DTC system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies and clearing corporations that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly (“Indirect Participants”). DTC has Standard & Poor’s highest rating: AAA. The DTC rules applicable to its Direct and Indirect Participants are on file with the Securities and Exchange Commission. More information about DTC can be found at www.dtcc.com.

Purchases of Trust Preference Securities under the DTC system must be made by or through Direct Participants, which will receive a credit for the Trust Preference Securities on DTC’s records. The ownership interest of each actual purchaser of Trust Preference Securities (“Beneficial Owner”) is in turn to be recorded on the Direct and Indirect Participants’ records. Beneficial Owners will not receive written confirmation from DTC of their purchase. Beneficial Owners, however, are expected to receive written confirmations providing details of the transactions, as well as periodic statements of their holdings, from the Direct or Indirect Participants through which the Beneficial Owner entered into the transaction. Transfers of ownership interests in the Trust Preference Securities are to be accomplished by entries made on the books of Direct and Indirect Participants acting on behalf of Beneficial Owners. Beneficial Owners will not receive certificates representing their ownership interests in Trust Preference Securities, except in the event that use of the book-entry system for the Trust Preference Securities is discontinued.

To facilitate subsequent transfers, all Trust Preference Securities deposited by Direct Participants with DTC are registered in the name of DTC’s partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of Trust Preference Securities with DTC and their registration in the name of Cede & Co. or such other DTC nominee do not effect any change in beneficial ownership. DTC has no knowledge of the actual Beneficial Owners of the Trust Preference Securities; DTC’s records reflect only the identity of the Direct Participants to whose accounts such Trust Preference Securities are credited, which may or may not be the Beneficial Owners. The Direct and Indirect Participants will remain responsible for keeping account of their holdings on behalf of their customers.

Redemption notices will be sent to DTC. If less than all of the Trust Preference Securities are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each Direct Participant in such issue to be redeemed.

Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants and by Direct Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

Although voting with respect to the Trust Preference Securities is limited, in those cases where a vote is required neither DTC nor Cede & Co. (nor any other DTC nominee) will itself consent or vote with respect to the Trust Preference Securities, unless authorized by a Direct Participant in accordance with DTC’s procedures. Under its usual procedures, DTC mails an Omnibus Proxy to us as soon as possible after the record date. The Omnibus Proxy assigns Cede & Co.’s consenting or voting rights to those Direct Participants to whose accounts the Trust Preference Securities are credited on the record date (identified in a listing attached to the Omnibus Proxy).

Payments on the Trust Preference Securities will be made to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC. DTC’s practice is to credit Direct Participants’ accounts upon DTC’s receipt of funds and corresponding detail information from us or the paying agent, on the payable date in accordance with their respective holdings shown on DTC’s records. Payments by Participants to Beneficial Owners will be governed by standing instructions and customary practices, as is the case with securities held for the account of customers in bearer form or registered in “street name,” and will be the responsibility of such Participant and not of DTC, its nominee or us, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment to Cede & Co. (or such nominee as may be requested by an authorized representative of DTC) is our responsibility, disbursement of such payments to Direct Participants is the responsibility of DTC and disbursement of such payments to the Beneficial Owners is the responsibility of Direct and Indirect Participants.

Except as provided herein, a Beneficial Owner of the Trust Preference Securities will not be entitled to receive physical delivery of the Trust Preference Securities. Accordingly, each Beneficial Owner must rely on the procedures of DTC to exercise any rights under the Trust Preference Securities. The laws of some jurisdictions require that certain purchasers of securities take physical delivery of securities in definitive form. Such laws may impair the ability to transfer beneficial interests in the Trust Preference Securities.

DTC may discontinue providing its services as securities depositary with respect to the Trust Preference Securities at any time by giving us reasonable notice. Under such circumstances, in the event that a successor securities depositary is not obtained, Trust Preference Securities certificates are required to be printed and delivered to the holders of record. Additionally, we may decide to discontinue use of the system of book-entry transfers through DTC (or a successor depositary). In that event, certificates for the Trust Preference Securities will be printed and delivered to the holders of record.

If the Series N Preference Shares (or depositary shares in lieu thereof) are distributed to holders of the Trust Preference Securities in book-entry form, DTC will act as the initial securities depository for the Series N

Preference Shares (or depositary shares in lieu thereof), and the depositary arrangements described above for the Trust Preference Securities will apply equally to the Series N Preference Shares (or depositary shares in lieu thereof).

The information in this section concerning DTC and DTC’s book-entry system has been obtained from sources that we believe to be reliable, but we take no responsibility for the accuracy thereof. We have no responsibility for the performance by DTC or its Direct or Indirect Participants of their respective obligations as described herein or under the rules and procedures governing their respective operations.

DESCRIPTION OF THE SERIES N PREFERENCE SHARES

Set forth below is a description of the specific terms of the Series N Preference Shares in which the Issuer will invest the proceeds from the issuance and sale of the Trust Securities. The Issuer will be the sole holder of the Series N Preference Shares. The following description is a summary and it does not describe every aspect of the Series N Preference Shares. Our amended and restated articles of incorporation, which has been filed as an exhibit to the registration statement of which this prospectus is a part and which are incorporated by reference in this prospectus, and a certificate of determination of preferences relating to the Series N Preference Shares, the form of which has been filed as an exhibit to a Current Report on Form 8-K filed by us on the date hereof and which is incorporated by reference in this prospectus, together contain the full legal text of the matters described in this section. This summary is qualified by the amended and restated articles of incorporation and the certificate of determination of preferences. Therefore, you should read carefully the detailed provisions of the amended and restated articles of incorporation and the certificate of determination of preferences.

General

The rights, preferences and privileges of the Series N Preference Shares are established by the amended and restated articles of incorporation. In connection with our sale of the Series N Preference Shares, our board of directors or a duly authorized committee of the board of directors will adopt, and we will file with the California Secretary of State, a new certificate of determination of preferences to establish the terms of the Series N Preference Shares.

The amended and restated articles of incorporation authorize our board of directors or a duly authorized committee of our board of directors, from time to time, in one or more series, and without further shareholder action, to provide for the issuance of up to 50,000,000 shares of preference stock, no par value. For each new series of preference stock, the board of directors or a duly authorized committee of our board of directors may fix the number of shares, dividend rights, dividend rate, including fixed and variable rates, conversion rights, voting rights (if any), rights and terms of redemption (including sinking fund provisions), redemption price or prices and voluntary liquidation preferences.

Dividends

Dividends on the Series N Preference Shares will be payable when, as, and if declared by our board of directors or a duly authorized committee of the board out of funds legally available for the payment of dividends under California law at a rate of   % per annum of the liquidation preference of $2,500 per Series N Preference Share, from and including May  , 2024. Dividends will be payable quarterly, in arrears, on March 15, June 15, September 15 and December 15 of each year (each, a “dividend date”), beginning on September 15, 2024, when, as and if declared by our board of directors or a duly authorized committee of the board. Dividends on the Series N Preference Shares are cumulative from May   2024.

If any dividend date is not a business day, then dividends will be payable on the next succeeding business day, without any increase in the dividends payable as a result of such postponement.

Notwithstanding the foregoing, dividends on the Series N Preference Shares will accrue and will be cumulative, whether or not there are funds legally available for the payment of such dividends and whether or not such dividends are declared. Holders of our Series N Preference Shares will not be entitled to any dividends in excess of full cumulative dividends. No interest, dividends or sum of money in lieu thereof will be payable in respect of any dividend payment or payments on our Series N Preference Shares which may be in arrears.

On each dividend date, we will pay the applicable dividend payment, if any, to any holder of the Series N Preference Shares on the related record date. The record dates for the Series N Preference Shares will be a date not exceeding 60 days before the applicable payment date as will be fixed by our board of directors or a duly authorized committee of our board.

The period beginning on and including May  , 2024, and ending on but excluding September 15, 2024, the first dividend date, and each subsequent period beginning on and including a dividend date and ending on but excluding the next dividend date is called a “dividend payment period.” Dividends payable on the Series N Preference Shares for any dividend payment period will be computed on the basis of a 360-day year consisting of twelve 30-day months; provided that the amount of dividends payable for the initial dividend payment period and any period shorter than a full dividend payment period will be computed on the basis of a 360-day year consisting of twelve 30-day months and the actual number of days elapsed in the period using 30-day months. The Series N Preference Shares will rank senior to our common stock with respect to the payment of dividends to the extent provided in the certificate of determination of preferences. As a result, unless dividends have been declared and paid or set apart on the Series N Preference Shares for the then-current quarterly dividend period and all past quarterly dividend periods, no dividend may be declared or paid or set apart for payment, or distribution made, on our common stock (or on any of our other equity securities that we may issue in the future ranking, as to the payment of dividends, junior to the Series N Preference Shares), other than dividends or distributions paid in shares of, or options, warrants or rights to subscribe for or purchase shares of, our common stock or any of our other stock ranking junior to the Series N Preference Shares as to the payment of dividends and the distribution of assets upon our dissolution, liquidation or winding up, nor may any shares of our common stock (or on any of our other equity securities that we may issue in the future ranking, as to the payment of dividends, junior to the Series N Preference Shares) be purchased, redeemed or otherwise acquired for value by us.

Our board of directors or a duly authorized committee of the board, may, in its discretion, choose to pay dividends on the Series N Preference Shares without the payment of any dividends on our common stock (or any of our other stock ranking, as to the payment of dividends, junior to the Series N Preference Shares). No dividends may be declared or paid or set apart for payment on any Series N Preference Shares if at the same time any arrears exist or default exists in the payment of dividends on any outstanding class or series of our stock ranking, as to the payment of dividends, senior to Series N Preference Shares (including, without limitation, our cumulative preferred stock). When dividends are not paid in full on the Series N Preference Shares and all other classes or series of our stock ranking, as to payment of dividends, equally with the Series N Preference Shares, all dividends declared thereon will be declared pro rata so that the amount of dividends declared for the Series N Preference Shares and for all such other stock will in all cases bear to each other the same ratio that accrued dividends for the Series N Preference Shares and for such other stock bear to each other (but without, in the case of non-cumulative shares or such other stock, accumulation of unpaid dividends for prior dividend periods).

Ranking

The Series N Preference Shares will rank junior to our cumulative preferred stock with respect to payment of dividends and junior to our secured and unsecured debt and our cumulative preferred stock with respect to distribution of our assets upon our liquidation, dissolution or winding up. We currently have no shares of cumulative preferred stock outstanding.

The Series N Preference Shares will rank senior to our common stock, and to any other of our equity securities that we may issue in the future that by their terms rank junior to the Series N Preference Shares, with respect to payment of dividends and distribution of our assets upon our liquidation, dissolution or winding up.

The Series N Preference Shares will rank equally with any other shares of preference stock, including our outstanding Series E, G, H, J, K, L, and M Preference Stock, and with any of our other equity securities that we may issue in the future, the terms of which provide that such shares or securities will rank equally with respect to payment of dividends and distribution of our assets upon our liquidation, dissolution or winding up.

Maturity

The Series N Preference Shares do not have a maturity date, and we are not required to redeem the Series N Preference Shares. In addition, we are not required to set aside funds to redeem the Series N Preference Shares.

Accordingly, the Series N Preference Shares will remain outstanding indefinitely unless we decide to redeem them.

Distribution of Series N Preference Shares

As described above, the Series N Preference Shares (or depositary shares in lieu thereof) may be distributed in exchange for the Trust Preference Securities upon dissolution and liquidation of the Issuer, after satisfaction of the Issuer’s liabilities to its creditors. The Issuer’s administrative trustees may choose to (i) distribute the Series N Preference Shares directly, and cash in lieu of fractional shares, or (ii) distribute depositary shares each representing a 1/100th interest in a Series N Preference Share. See “Description of the Trust Preference Securities—Liquidation Distribution upon Dissolution” above and “Description of the Trust Preference Securities—Optional Liquidation of Issuer and Distribution of Series N Preference Shares” above.

If the Series N Preference Shares (or depositary shares in lieu thereof) are distributed to the holders of Trust Preference Securities, we anticipate that the depositary arrangements for the Series N Preference Shares (or depositary shares in lieu thereof) will be substantially identical to those in effect for the Trust Preference Securities. See “Description of the Trust Preference Securities—Book-Entry, Delivery and Form” above.

Redemption

We may redeem the Series N Preference Shares (i) at our option, in whole or in part, at any time, or from time to time, on or after May  , 2029, and (ii) at any time prior to May  , 2029 in whole, but not in part, (a) within 90 days after certain changes in tax or investment company law or interpretation occur and certain other conditions described below are satisfied and (b) after the occurrence of a Rating Agency Event. A “Rating Agency Event” means a change to the methodology or criteria that were employed by an applicable nationally recognized statistical rating organization within the meaning of Section 3(a)(62) of the Exchange Act (a “rating agency”) for purposes of assigning equity credit to securities with features similar to either the Trust Preference Securities or the Series N Preference Shares on the date of original issuance of the Trust Preference Securities (the “current methodology”), which change either (x) shortens the period of time during which equity credit pertaining to either the Trust Preference Securities or the Series N Preference Shares would have been in effect had the current methodology not been changed or (y) reduces the amount of equity credit assigned to either the Trust Preference Securities or the Series N Preference Shares as compared with the amount of equity credit that such rating agency had assigned to the Trust Preference Securities or the Series N Preference Shares, as applicable, as of its date of original issuance.

For purposes of clause (ii) above, a redemption of the Series N Preference Shares, and therefore the Trust Preference Securities, will occur only when (X) the Issuer, or other Delaware statutory trust in which we own all the securities designated as common securities, holds all of the outstanding Series N Preference Shares and (Y) we elect to so redeem due to a change in tax or investment company law or interpretation or rating agency equity credit criteria for securities such as the Series N Preference Shares. Prior to our election to redeem the Series N Preference Shares pursuant to a Tax Event Redemption, we must receive an opinion of a nationally recognized independent tax counsel experienced in such matters to the effect that, as a result of:

•

any amendment to or change in the laws or regulations thereunder of the United States or any political subdivision or taxing authority of or in the United States that is enacted or becomes effective after May  , 2024;

•	any proposed change in those laws or regulations that is announced after May , 2024; or

•

any official administrative decision or judicial decision or administrative action or other official pronouncement interpreting or applying those laws or regulations that is announced after May  , 2024;

there is more than an insubstantial risk that:

•

the Issuer is, or within 90 days of the date of that opinion will be, subject to more than a de minimis amount of taxes (including withholding taxes), duties, assessments or other governmental charges; or

•	the Issuer is not, or within 90 days of the date of that opinion will not be, a domestic grantor trust for U.S. federal income tax purposes.

Prior to our election to redeem due to a change in investment company law or interpretation, we must receive an opinion of a nationally recognized independent counsel experienced in such matters to the effect that, as a result of the occurrence of a change in law or regulation that is enacted or becomes effective after May  , 2024, or a written change in interpretation or application of law or regulation by any legislative body, court, governmental agency or regulatory authority that is announced after May  , 2024, there is more than an insubstantial risk that the Issuer is, or within 90 days of the date of that opinion will be, considered an “investment company” which is required to be registered under the Investment Company Act.

If there is available to us or the Issuer the opportunity to eliminate, within the 90-day redemption period, the tax or investment company redemption event by taking some ministerial action, such as filing a form or making an election or pursuing some other similar reasonable measure that will have no adverse effect on us, the Issuer, or the holders of the Trust Preference Securities, then we or the Issuer will pursue such measure instead of redemption.

We may redeem the Series N Preference Shares upon not less than 30 nor more than 60 days’ notice, which notice will be irrevocable, at a price of 100% of the liquidation preference of the redeemed Series N Preference Shares, plus accrued and unpaid dividends, if any, to the redemption date; provided, that (i) pursuant to a Tax Event Redemption, we may redeem the Series N Preference Shares upon not less than 30 nor more than 60 days’ notice, which notice will be irrevocable, at a price of 101% of the liquidation preference of the redeemed Series N Preference Shares, plus accrued and unpaid dividends, if any, to the redemption date and (ii) pursuant to a Rating Agency Redemption, we may redeem the Series N Preference Shares upon not less than 30 nor more than 60 days’ notice, which notice will be irrevocable, at a price of 102% of the liquidation preference of the redeemed Series N Preference Shares, plus accrued and unpaid dividends, if any, to the redemption date. If we choose to redeem less than all the Series N Preference Shares, we will either determine the Series N Preference Shares to be redeemed by lot or pro rata. Once proper notice of redemption has been given, from and after the redemption date, dividends on the Series N Preference Shares called for redemption will cease to accrue and such Series N Preference Shares called for redemption will no longer be deemed outstanding, and all rights of the holders thereof will cease, except the right to receive the redemption price, but without interest on such redemption price.

There will be no sinking fund for the redemption or purchase of the Series N Preference Shares.

Voting Rights

The Series N Preference Shares will have no voting rights except as set forth below or as otherwise provided by California law.

Any holder of the Series N Preference Shares is entitled to vote as part of a separate class with any other outstanding series of preference stock upon which like voting or consent rights have been conferred and which are similarly affected by the matter to be voted upon, or as a series within the class, on certain matters affecting their interests. The affirmative vote or written consent of the holders of at least a majority of the shares of the affected class or series is required to:

•	make any amendment of the amended and restated articles of incorporation which would adversely affect the rights, preferences, privileges or restrictions of the Series N Preference Shares; or

•

authorize, create or increase in amount any class of stock or security convertible into stock of any class, ranking senior to the Series N Preference Shares with respect to payment of dividends and distribution of our assets upon our liquidation, dissolution or winding up.

However, such vote or consent of the holders of preference stock will not be required if, at or prior to the time when any of the actions mentioned above takes place, all of the preference stock the consent of which would otherwise be required is redeemed in accordance with the amended and restated articles of incorporation. On matters requiring their consent, any holder of whole Series N Preference Shares will be entitled to one vote per Series N Preference Share.

We may create and issue a new series of preference stock, or create a new class of shares that ranks equally with the Series N Preference Shares with respect to payment of dividends and distribution of our assets upon our liquidation, dissolution or winding up, without the consent of any holder of the preference stock. We may in the future seek to increase the number of authorized shares of preference stock, which would require the affirmative vote or written consent of at least a majority of the outstanding shares of preference stock.

Liquidation Preference

Upon any voluntary or involuntary liquidation, dissolution or winding up of our company, any holder of the Series N Preference Shares will be entitled to payment, out of our assets available for distribution to the holders of preference stock following the satisfaction of all claims ranking senior to the Series N Preference Shares, of an amount equal to 100% of the aggregate liquidation preference of Series N Preference Shares held by that holder. In addition, such holder will be entitled to payment of an amount equal to all accrued and unpaid dividends, if any, on those Series N Preference Shares to, but excluding, the date of liquidation, dissolution or winding up. Any holder of the Series N Preference Shares will be entitled to these payments before any distribution is made on any junior stock, including our common stock. After payment in full of the liquidation preference and the amount equal to all accrued and unpaid dividends to which any holder of the Series N Preference Shares is entitled, such holder will not be entitled to any further participation in any distribution of our assets.

If upon any voluntary or involuntary liquidation, dissolution or winding up of our company, the amounts payable with respect to the Series N Preference Shares and any other outstanding series of preference stock ranking on a parity with the Series N Preference Shares are not paid in full, then any holder of the Series N Preference Shares and the holders of the parity stock will share equally and ratably in any distribution of our assets in proportion to the full distributable amounts to which each such holder is entitled. The Series N Preference Shares will rank junior to all of our secured and unsecured debt and to any shares of our cumulative preferred stock, which may be issued in the future.

Neither the sale, conveyance, exchange or transfer, for cash, shares of stock, securities or other consideration, of all or substantially all of our property or assets nor the consolidation, merger or amalgamation of our company with or into any other entity or the consolidation, merger or amalgamation of any other entity with or into our company will be deemed to be a voluntary or involuntary liquidation, dissolution or winding up of our company.

Issuance of Senior Shares

As long as any Series N Preference Shares are outstanding, we do not intend to issue any shares of capital stock ranking senior to the Series N Preference Shares with respect to payment of dividends and distribution of our assets upon our liquidation, dissolution or winding up.

Conversion Rights

The Series N Preference Shares will not be convertible into shares of any other class or series of our capital stock or any other security.

No Sinking Fund

There will be no provisions for any maintenance or sinking funds for any of the Series N Preference Shares.

Preemptive Rights

Holders of the Series N Preference Shares will have no preemptive or similar rights. The Series N Preference Shares, when issued, will be fully paid and nonassessable.

Transfer Agent, Registrar and Paying Agent

Equiniti Trust Company LLC will be the Transfer Agent, Registrar and Paying Agent for the Series N Preference Shares. The Series N Preference Shares will be held on behalf of the Issuer by, and registered in the name of, the institutional trustee in book-entry form.

DESCRIPTION OF THE GUARANTEE

Set forth below is a description of the general terms that apply to the Guarantee pursuant to which we will guarantee certain payment obligations of the Issuer. The following description is a summary and it does not describe every aspect of the Guarantee. The Guarantee, the form of which has been filed as an exhibit to the registration statement of which this prospectus forms a part, contains the full legal text of the matters described in this section. This summary is qualified by the Guarantee and you should read carefully the detailed provisions of the Guarantee.

General

We will execute a guarantee agreement for the benefit of the holders of the Trust Preference Securities. Under the Guarantee, we will irrevocably and unconditionally agree to pay, on a subordinated basis, in full to the holders of the Trust Preference Securities, except to the extent paid by the Issuer, as and when due, regardless of any defense, right of set-off or counterclaim that the Issuer may have or assert, the following payments, which are referred to as “guarantee payments,” without duplication:

•	any accrued and unpaid distributions that are required to be paid on the Trust Preference Securities, to the extent the Issuer has funds available for distributions;

•

the redemption price, plus all accrued and unpaid distributions to the date of redemption, if any, with respect to any Trust Preference Securities called for redemption by the Issuer, to the extent the Issuer has funds available for redemptions; and

•

upon a voluntary or involuntary dissolution, winding-up or termination of the Issuer, other than in connection with a redemption or the distribution of Series N Preference Shares (or depositary shares in lieu thereof) to the holders of Trust Preference Securities, the lesser of:

•	the aggregate of the liquidation amount and all accrued and unpaid distributions, if any, on the Trust Preference Securities to the date of payment to the extent the Issuer has funds available; and

•	the amount of assets of the Issuer remaining available for distribution to holders of the Trust Preference Securities in liquidation of the Issuer.

We may satisfy our obligation to make a guarantee payment by direct payment of the required amounts to the holders of the Trust Preference Securities or by causing the Issuer to pay such amounts to such holders.

The Guarantee will not apply to any payment of any distributions, except to the extent that the Issuer has funds available for such payments and has not applied such funds to make required payments. If we do not make dividend payments on the Series N Preference Shares purchased by the Issuer, then the Issuer will not pay distributions on its Trust Preference Securities and will not have funds available for such payments and under such circumstances payments of such amounts will not be made under the Guarantee. See “—Status of the Guarantee” below.

The Guarantee, when taken together with our obligations under the Declaration of Trust, including our obligations to pay costs, expenses, debts and liabilities of the Issuer, other than those relating to Trust Securities, provides a full and unconditional guarantee on a subordinated basis of payments due on the related Trust Preference Securities.

We will also agree to irrevocably and unconditionally guarantee the obligations of the Issuer with respect to its common securities to the same extent as the Trust Preference Securities.

Right of Direct Action

We will also grant each holder of the Trust Preference Securities the right to institute a proceeding directly against us for enforcement of the rights of a holder of the Series N Preference Shares (the “right of direct action”). This means that holders of the Trust Preference Securities may institute or participate in legal proceedings against us if we fail to fulfill any of our obligations to holders of the Series N Preference Shares under the terms of the Series N Preference Shares, our amended and restated articles of incorporation or the certificate of determination of preferences relating to the Series N Preference Shares. For purposes of the right of direct action, each Trust Preference Security that you hold represents a 1/100th interest in a Series N Preference Share, and you can enforce the right of direct action only to the extent of an interest in Series N Preference Shares corresponding to the aggregate liquidation amount of the Trust Preference Securities that you hold.

The institutional trustee, as holder of the Series N Preference Shares, has agreed to assist each holder of the Trust Preference Securities in exercising the right of direct action by taking necessary actions as requested by such holder; provided that the institutional trustee is under no obligation to take any action at the request of a holder of the Trust Preference Securities unless it is offered security and indemnity reasonably satisfactory to the institutional trustee against the costs, expenses and liabilities that it might incur.

Status of the Guarantee

The Guarantee will constitute our unsecured obligation, and our obligation under the Guarantee will rank subordinate and junior in right of payment to all of our indebtedness and other liabilities and all of our capital stock that by its terms ranks senior to the Series N Preference Shares as to payment of dividends and distribution of assets upon our liquidation, dissolution or winding up; equal in right of payment to the Series N Preference Shares and other of our capital stock that by its terms ranks equal in right of payment to the Series N Preference Shares as to payment of dividends and distribution of assets upon our liquidation, dissolution or winding up and to any similar guarantee we hereafter issue on behalf of the holders of securities issued by any other statutory trust the assets of which consist of our capital stock that ranks equal in right of payment to the Series N Preference Shares as to payment of dividends and distributions of assets upon our liquidation, dissolution or winding up; and senior in right of payment to our common stock and all of our securities that by their terms rank junior in right of payment to the Series N Preference Shares as to payment of dividends and distribution of assets upon our liquidation, dissolution or winding up.

As long as any Trust Preference Securities remain outstanding, if we have failed to make any guarantee payment when due, we may not, until that guarantee payment is made, declare or pay any dividend or distribution on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of our capital stock that ranks equal or junior to the Series N Preference Shares as to payment of dividends and distribution of assets upon our liquidation, dissolution or winding up, other than dividends or distributions paid in our capital stock, payments under the Guarantee, any declaration of a dividend in connection with the implementation of, issuance of stock under, or redemption or repurchase of rights pursuant to a shareholders’ rights plan, or repurchases, redemptions or other acquisitions of shares of our capital stock in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of its directors, officers, employees or consultants.

The Guarantee will constitute a guarantee of payment and not of collection—in other words, a holder of the Trust Preference Securities may sue us, or seek other remedies, to enforce its rights under the Guarantee without first suing any other person or entity. The Guarantee will be held for the benefit of the holders of the Trust Securities and will not be discharged except as described below (see “Description of the Guarantee—Termination of the Guarantee” below).

Amendments and Assignment

Except with respect to any changes that do not materially and adversely affect the rights of holders of the Trust Preference Securities (in which case no consent of the holders will be required), the Guarantee may be amended only with the prior approval of the holders of at least a majority in aggregate liquidation amount of the outstanding Trust Preference Securities. All guarantees and agreements contained in the Guarantee will be binding on our successors, assigns, receivers, trustees and representatives and are for the benefit of the holders of the Trust Securities.

Termination of the Guarantee

The Guarantee will terminate upon full payment of the redemption price of all the Trust Preference Securities; upon distribution of Series N Preference Shares (or depositary shares in lieu thereof) in accordance with the Declaration of Trust to the holders of the Trust Securities; or upon full payment of the amounts payable in accordance with the Declaration of Trust upon liquidation of the Issuer. The Guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of the Trust Preference Securities must repay any sums paid under the Trust Preference Securities or the Guarantee.

Governing Law

The Guarantee will be governed by and construed in accordance with the laws of the State of California.

RELATIONSHIP AMONG THE TRUST PREFERENCE SECURITIES,

THE SERIES N PREFERENCE SHARES AND THE GUARANTEE

Full and Unconditional Guarantee

Taken together, our obligations under the Declaration of Trust and the Guarantee, including the right of direct action granted under the Guarantee, provide, in the aggregate, a full, irrevocable and unconditional guarantee of payments of distributions and other amounts due on the Trust Preference Securities. No single document standing alone or operating in conjunction with fewer than all of the other documents constitutes such a guarantee. It is only the combined operation of these documents that has the effect of providing a full, irrevocable and unconditional guarantee of the Issuer’s obligations under the Trust Preference Securities.

If and to the extent that we do not make dividend payments or other amounts due on the Series N Preference Shares, the Issuer will not make such payments on the Trust Preference Securities. The Guarantee does not cover payment of distributions when the Issuer does not have sufficient funds to pay such distributions.

Sufficiency of Payments

As long as payments of dividends on the Series N Preference Shares are made when, as and if declared by our board of directors or a duly authorized committee of the board, and other payments on the Series N Preference Shares are made when due, such payments will be sufficient to cover distributions and other payments due on the Trust Preference Securities, primarily because:

•	the aggregate liquidation preference of the Series N Preference Shares will be equal to the sum of the aggregate liquidation amount of the Trust Preference Securities and the common securities;

•	the dividend rate and dividend and other payment dates on the Series N Preference Shares will match the distribution rate and distribution and other payment dates for the Trust Preference Securities;

•	we will pay for all and any costs, expenses and liabilities of the Issuer except for the Issuer’s obligations to holders of the Trust Preference Securities under such Trust Preference Securities; and

•	the Declaration of Trust will provide that the Issuer may not engage in any activity that is not consistent with the limited purpose of the Issuer.

Enforcement Rights of Holders of the Trust Preference Securities

A holder of any Trust Preference Security may institute a legal proceeding directly against us to enforce its payment rights under the Guarantee or its right of direct action without first instituting a legal proceeding against the Issuer or any other person or entity.

Limited Purpose of Trust

The Trust Preference Securities will evidence a beneficial interest in the Issuer, and the Issuer exists for the sole purpose of issuing the Trust Preference Securities and common securities and investing the proceeds thereof in the Series N Preference Shares. A principal difference between the rights of a holder of Trust Preference Securities and a holder of Series N Preference Shares will be that a holder of Series N Preference Shares will be entitled to receive from us the declared dividend and redemption or liquidation amount on the Series N Preference Shares, while a holder of Trust Preference Securities will be entitled to receive distributions and redemption or liquidation amount from the Issuer or amounts payable under the Guarantee. A holder of a Trust Preference Security may seek payment directly from us under the right of direct action only in very limited circumstances.

Rights upon Dissolution

Upon any voluntary or involuntary dissolution, winding-up or liquidation of the Issuer involving the liquidation of the Series N Preference Shares, the holders of the Trust Preference Securities are entitled to receive, out of assets held by the Issuer after satisfaction of liabilities to creditors of the Issuer, the liquidation distribution in cash. See “Description of the Trust Preference Securities—Liquidation Distribution Upon Dissolution” above. Upon our voluntary or involuntary liquidation or bankruptcy, the Issuer’s institutional trustee, as holder of the Series N Preference Shares, would be our subordinated creditor, subordinated in right of payment to all secured and unsecured debt and our cumulative preferred stock, but entitled to receive payment in full of the liquidation amount, as well as any accrued and unpaid distributions, if any, before any of our common shareholders receive payments or distributions. Since we are the guarantor under the Guarantee and have agreed to pay for all costs, expenses and liabilities of the Issuer, other than the Issuer’s obligations to the holders of the Trust Preference Securities, the positions of a holder of such Trust Preference Securities and a holder of such Series N Preference Shares relative to other creditors and to our shareholders in the event of our liquidation or bankruptcy would be substantially the same.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

This section describes the material U.S. federal income tax consequences of owning the Trust Preference Securities. It applies to you only if you acquire Trust Preference Securities upon their original issuance at their original offering price and you hold your Trust Preference Securities as capital assets for U.S. federal income tax purposes. This section does not describe other U.S. federal tax consequences, nor does it describe any tax consequences arising under the laws of any state, local or foreign jurisdiction or the Medicare tax on net investment income or under special timing rules prescribed under section 451(b) of the Internal Revenue Code of 1986, as amended (the “Code”). No attempt has been made in this section to describe all U.S. federal income tax matters affecting the Trust Preference Securities.

This section is based on the Code, existing and proposed regulations under the Code, published administrative rulings and court decisions, all as currently in effect. These laws are subject to change, possibly with retroactive effect, which may cause the U.S. federal income tax consequences to vary substantially from consequences described below.

This section does not address particular tax considerations that may be applicable to you if you are a member of a class of holders subject to special rules, including, but not limited to, tax-exempt organizations, insurance companies, banks or other financial institutions, partnerships or other entities classified as partnerships for U.S. federal income tax purposes, dealers in securities or currencies, regulated investment companies, real estate investment trusts, U.S. holders (defined below) whose functional currency is not the U.S. dollar, U.S. expatriates, persons liable for the alternative minimum tax, traders in securities that elect to use a mark-to-market method of accounting for their securities holdings, and persons that will hold the Trust Preference Securities as a position in a hedging transaction, “straddle,” “conversion transaction” or other risk reduction transaction.

Tax consequences may vary depending upon the particular status of an investor. Potential investors should consult with their own tax advisors in determining the specific tax consequences and risks to them of purchasing, holding and disposing of Trust Preference Securities, including the application to their particular situation of the U.S. federal income tax considerations discussed below, as well as the application of state, local, foreign or other tax laws.

Classification of the Issuer

In the opinion of Baker & Mckenzie LLP, tax counsel to us and to the Issuer, under current law and assuming full compliance with the terms of the Declaration of Trust and other relevant documents, and based on the facts and assumptions contained herein, as well as representations we made, the Issuer will be classified for U.S. federal income tax purposes as a grantor trust and not as an association taxable as a corporation. Accordingly, for U.S. federal income tax purposes, each holder of Trust Preference Securities generally will be considered the owner of an undivided beneficial interest in the Series N Preference Shares held by the Issuer. If the Issuer were to be treated as an association taxable as a corporation, it would be subject to U.S. federal income tax on its income and gain with respect to the Series N Preference Shares, and the tax consequences to you of holding Trust Preference Securities would differ. No ruling has been or will be requested from the Internal Revue Service (“IRS”) with respect to the U.S. federal income tax treatment of the trust, including a ruling as to the status of the trust as a grantor trust for U.S. federal income tax purposes. Unless otherwise indicated, the remainder of this summary assumes that the classification of the Issuer as a grantor trust will be respected for U.S. federal income tax purposes.

In certain circumstances, we may dissolve the Issuer and cause the corresponding Series N Preference Shares or depositary shares to be distributed to the holders of the Trust Preference Securities. Under current law, that distribution, for U.S. federal income tax purposes, would be treated as a non-taxable event and each holder would receive an aggregate tax basis in the Series N Preference Shares equal to that holder’s aggregate tax basis in its Trust Preference Securities.

U.S. Holders

The discussion in this section is addressed to a U.S. holder, which for this purpose means a beneficial owner of Trust Preference Securities that is, for U.S. federal income tax purposes, (1) an individual citizen or resident of the United States, (2) a corporation (or other entity treated as a corporation for U.S. federal tax purposes) created or organized in or under the laws of the United States or of any state thereof or the District of Columbia, (3) an estate the income of which is subject to U.S. federal income taxation regardless of its source, or (4) a trust if (i) a court within the United States is able to exercise primary supervision over its administration and one or more U.S. persons have the authority to control all of its substantial decisions or (ii) it has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person.

Distributions. Distributions with respect to the Trust Preference Securities will be taxable as dividend income when paid to the extent of our current and accumulated earnings and profits as determined for U.S. federal income tax purposes. To the extent that the amount of a distribution with respect to the Trust Preference Securities exceeds our current and accumulated earnings and profits, such distribution will be treated first as a tax-free return of capital to the extent of the U.S. holder’s adjusted tax basis in such Trust Preference Securities, and thereafter as capital gain.

Distributions constituting dividend income received by a non-corporate U.S. holder in respect of the Trust Preference Securities generally represent “qualified dividend income,” which is not taxed at ordinary income tax rates, but instead is taxed at more favorable capital gain rates. In addition, distributions with respect to the Trust Preference Securities constituting dividend income paid to holders that are U.S. corporations generally qualify for the dividends-received deduction. The availability of the reduced dividend tax rate and the dividends-received deduction are subject to certain exceptions for short-term and hedged positions and other applicable limitations. A U.S. holder should consult its own tax advisor regarding the availability of the reduced dividend tax rate and the dividends-received deduction in light of its particular circumstances.

Dispositions. A U.S. holder will generally recognize capital gain or loss on a sale or exchange of the Trust Preference Securities equal to the difference between the amount realized upon the sale or exchange and such U.S. holder’s adjusted tax basis in the securities sold or exchanged. Such capital gain or loss will be long-term capital gain or loss if the U.S. holder’s holding period for the securities sold or exchanged is more than one year. Long-term capital gains of non-corporate taxpayers are generally taxed at a lower maximum marginal tax rate than the maximum marginal tax rate applicable to ordinary income. The deductibility of net capital losses is subject to limitations.

Although a U.S. holder receiving cash in a redemption of the Trust Preference Securities is generally expected to be taxed in the same manner described for any other disposition, that treatment is subject to certain exceptions, particularly in the case of a holder actually or constructively owning other shares of our stock. A U.S. holder should consult its own tax advisor regarding the application of these rules in light of its particular circumstances.

Information reporting and backup withholding on U.S. holders. Certain U.S. holders may be subject to backup withholding with respect to the payment of distributions on the Trust Preference Securities and to certain payments of proceeds on the disposition of the Trust Preference Securities unless such U.S. holders provide proof of an applicable exemption or a correct taxpayer identification number, and otherwise comply with applicable requirements of the backup withholding rules.

Any amount withheld under the backup withholding rules from a payment to a U.S. holder is allowable as a credit against such holder’s U.S. federal income tax, which may entitle the U.S. holder to a refund, provided that the U.S. holder provides the required information to the IRS in a timely manner. Moreover, certain penalties may be imposed by the IRS on a U.S. holder who is required to furnish information, but does not do so in the proper manner.

Information returns will generally be filed with the IRS in connection with the payment of distributions on the Trust Preference Securities to non-corporate U.S. holders and certain payments of proceeds to non-corporate U.S. holders on the disposition of the Trust Preference Securities.

Non-U.S. Holders

The discussion in this section is addressed to non-U.S. holders of the Trust Preference Securities. For this purpose, a non-U.S. holder is a beneficial owner of Trust Preference Securities other than a U.S. holder or partnership.

Distributions. Generally, subject to the discussion in “—Foreign Account Tax Compliance Act” below, distributions paid to a non-U.S. holder with respect to the Trust Preference Securities (to the extent such distributions are treated as dividends for U.S. federal income tax purposes) will be subject to U.S. federal income and withholding tax at a 30% rate, or such lower rate as may be specified by an applicable income tax treaty (provided the non-U.S. holder furnishes the payor with a properly completed IRS Form W-8BEN or W-8BEN-E certifying that such holder is eligible for treaty benefits), unless the distributions are effectively connected with a trade or business carried on by the non-U.S. holder within the United States and, if an income tax treaty applies, are attributable to a U.S. permanent establishment maintained by the non-U.S. holder (and the non-U.S. holder provides the payor with a properly completed IRS Form W-8ECI). Distributions that are treated as dividends for U.S. federal income tax purposes and effectively connected with such a trade or business (and, if an income tax treaty applies, are attributable to a U.S. permanent establishment maintained by the non-U.S. holder) will generally be subject to U.S. federal income tax on a net basis at applicable individual or corporate rates and, in the case of a non-U.S. holder that is a corporation, may be subject to a “branch profits tax” at a 30% rate or such lower rate as may be specified by an applicable income tax treaty.

Dispositions. A non-U.S. holder generally will not be subject to U.S. federal income or withholding tax on gain realized on the sale or exchange of the Trust Preference Securities (including a gain attributable to a distribution that exceeds our current and accumulated earnings and profits and the holder’s adjusted tax basis) so long as: (i) the gain is not effectively connected with a U.S. trade or business of the non-U.S. holder (or if an income tax treaty applies, the gain is not attributable to a U.S. permanent establishment maintained by such non-U.S. holder); (ii) in the case of a nonresident alien individual, such non-U.S. holder is not present in the United States for 183 or more days in the taxable year of the sale or disposition (or else the gain may be subject to tax if certain other conditions are met); and (iii) we are not and have not been a “U.S. real property holding corporation” (“USRPHC”) for U.S. federal income tax purposes at any time during the shorter of the non-U.S. holder’s holding period or the five-year period ending on the date of disposition of the Trust Preference Securities, or certain other conditions are met. We do not currently believe that we are a USRPHC or that we will become one in the future.

Generally, a corporation is a USRPHC if the fair market value of its U.S. real property interests (“USRPIs”) equals or exceeds 50% of the sum of the fair market value of its worldwide real property interests and its other assets used or held for use in a trade or business. Because the determination of whether we are a USRPHC depends on the fair market value of our USRPIs relative to the fair market value of our non-U.S. real property interests and our other business assets, there can be no assurance we currently are not a USRPHC or will not become one in the future. If we are or were to become a USRPHC, gain arising from the sale or other taxable disposition by a non-U.S. holder of our Trust Preference Securities generally will not be subject to U.S. federal income tax if any class of our stock is “regularly traded” on an “established securities market” (each as defined by applicable Treasury regulations), and such non-U.S. holder’s ownership of Trust Preference Securities at any time during the five-year period ending either on the date of disposition of such interest or other applicable determination date did not exceed certain thresholds set forth in the applicable Treasury regulations. If the exemption described in the prior sentence were not available and the USRPHC rules applied, then, among other things, a non-U.S. holder generally would be subject to U.S. federal income tax in the same manner as a U.S. holder (as described above under “—U.S. Holders”) with respect to its gain on a disposition of our Trust

Preference Securities and would be subject to a 15% withholding tax on the non-U.S. holder’s amount realized on such disposition, as an advance payment of the non-U.S. holder’s U.S. federal income tax liability. In addition, the non-U.S. holder would be required to file a U.S. federal income tax return. Non-U.S. holders should consult their own advisors about the U.S. federal income tax consequences that could result if we are, or become, a USRPHC.

Although a non-U.S. holder receiving cash in a redemption of the Trust Preference Securities is generally expected to be taxed in the same manner described for any other disposition, that treatment is subject to certain exceptions, particularly in the case of a holder actually or constructively owning other shares of our stock. A non-U.S. holder should consult its own tax advisor regarding the application of these rules in light of its particular circumstances.

Information reporting and backup withholding on non-U.S. holders. Payment of distributions treated as dividends for U.S. federal income tax purposes and the tax withheld with respect thereto are subject to information reporting requirements. These information reporting requirements apply regardless of whether withholding was reduced or eliminated by an applicable income tax treaty, or withholding was not required because the distributions were effectively connected with a trade or business in the United States conducted by the non-U.S. holder. Copies of the information returns reporting such distributions and withholding may also be made available by the IRS under the provisions of an applicable income tax treaty or agreement to the tax authorities in the country in which the non-U.S. holder resides. U.S. backup withholding will generally apply on payment of distributions treated as dividends for U.S. federal income tax purposes to non-U.S. holders unless such non-U.S. holders furnish to the payor an IRS Form W-8BEN or W-8BEN-E (or other applicable form) certifying as to their non-U.S. status, or such non-U.S. holders otherwise establish an exemption.

Payment by a U.S. office of a broker of the proceeds of a sale of the Trust Preference Securities is subject to both backup withholding and information reporting unless the non-U.S. holder, or beneficial owner thereof, as applicable, certifies that it is a non-U.S. holder on IRS Form W-8BEN or W-8BEN-E (or other applicable form), or otherwise establishes an exemption. Subject to certain exceptions, backup withholding and information reporting generally will not apply to a payment of proceeds from the sale of the Trust Preference Securities if such sale is effected through a foreign office of a broker.

Foreign Account Tax Compliance Act. Under Sections 1471 through 1474 of the Code (such Sections commonly referred to as “FATCA”), a 30% U.S. federal withholding tax may apply to distributions treated as dividends for U.S. federal income tax purposes paid on the Trust Preference Securities to (i) a “foreign financial institution” (as specifically defined under FATCA), that does not provide sufficient documentation, typically on IRS Form W-8BEN-E, evidencing either (x) an exemption from FATCA, or (y) its compliance (or deemed compliance) with FATCA (which alternatively may be in the form of compliance with an intergovernmental agreement with the U.S.) in a manner that avoids withholding, or (ii) a “non-financial foreign entity” (as specifically defined under FATCA) which does not provide sufficient documentation, typically on IRS Form W-8BEN-E, evidencing either (x) an exemption from FATCA, or (y) adequate information regarding certain substantial U.S. beneficial owners of such entity (if any). Although withholding under FATCA would have applied to payments of gross proceeds from the taxable disposition of Trust Preference Securities on or after January 1, 2019, proposed Treasury regulations eliminate FATCA withholding on payments of gross proceeds entirely. Taxpayers generally may rely on these proposed Treasury regulations until final Treasury regulations are issued. If a distribution payment is both subject to withholding under FATCA and subject to the withholding tax discussed above under “—Distributions,” the withholding under FATCA may be credited against, and therefore reduce, such other withholding tax. You should consult your own tax advisor regarding these requirements and whether they may be relevant to your ownership and disposition of the Trust Preference Securities.

CERTAIN ERISA CONSIDERATIONS

A fiduciary of a pension, profit-sharing or other employee benefit plan governed by the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), should consider the fiduciary standards of ERISA in the context of the ERISA plan’s particular circumstances before authorizing an investment in the Trust Preference Securities. Among other factors, the fiduciary should consider whether such an investment is in accordance with the documents governing the ERISA plan and whether the investment is appropriate for the ERISA plan in view of its overall investment policy and diversification of its portfolio.

Certain provisions of ERISA and the Internal Revenue Code of 1986, as amended (the “Code”), prohibit employee benefit plans (as defined in Section 3(3) of ERISA) that are subject to Title I of ERISA, plans described in Section 4975(e)(1) of the Code (including, without limitation, individual retirement accounts and Keogh Plans), and entities whose underlying assets include plan assets by reason of a plan’s investment in such entities or otherwise (collectively, “plans”) from engaging in certain transactions involving “plan assets” with parties that are “parties in interest” under ERISA or “disqualified persons” under the Code with respect to the plan or entity. Governmental and other plans that are not subject to ERISA or to the Code may be subject to similar restrictions under state, federal or local law (“Similar Law”). Any employee benefit plan or other entity, to which such provisions of ERISA, the Code or Similar Law apply, proposing to acquire the offered securities, should consult with its legal counsel before purchasing the Trust Preference Securities.

The U.S. Department of Labor has issued a regulation with regard to whether the underlying assets of an entity in which employee benefit plans acquire equity interests are deemed to be plan assets (as modified by Section 3(42) of ERISA, the “Plan Asset Regulation”). Under the Plan Asset Regulation, for purposes of ERISA and Section 4975 of the Code, the assets of the Issuer would be deemed to be “plan assets” of a plan whose assets were used to purchase the Trust Preference Securities if the Trust Preference Securities were considered to be equity interests in the Issuer and no exception to plan asset status were applicable under such regulation. The Plan Asset Regulation defines an “equity interest” as any interest in an entity other than an instrument that is treated as indebtedness under applicable local law and which has no substantial equity features and specifically includes a beneficial interest in the trust.

One exception to plan asset status under the Plan Asset Regulation applies to a class of equity interests that are (i) widely held (i.e., held by 100 or more investors who are independent of the issuer and each other), (ii) freely transferable, and (iii) either (a) part of a class of securities registered under Section 12(b) or 12(g) of the Exchange Act, or (b) sold as part of an offering of securities to the public pursuant to an effective registration statement under the Securities Act of 1933, as amended (the “Securities Act”) and such class is registered under the Exchange Act within 120 days after the end of the fiscal year of the issuer during which the offering of such securities to the public occurred (the “Publicly Offered Securities Exception”). Although no assurances can be given, we believe that the Publicly Offered Securities Exception will be applicable to the Trust Preference Securities offered hereby. First, the Trust Preference Securities will be sold as part of a public offering pursuant to an effective Registration Statement under the Securities Act, and the Trust Preference Securities will be timely registered under the Securities Exchange Act. Second, it appears that the Trust Preference Securities will be freely transferable because the Trust Preference Securities will be freely tradable on NYSE like any other exchange listed security. Finally, it is anticipated that the Trust Preference Securities will be owned by at least 100 investors independent of the Issuer. Therefore, the underlying assets of the Issuer should not be considered to constitute assets of any plan which purchases Trust Preference Securities.

If, however, the assets of the Issuer were deemed to be plan assets of plans that are holders of the Trust Preference Securities, a plan’s investment in the Trust Preference Securities might be deemed to constitute a delegation under ERISA of the duty to manage plan assets by a fiduciary investing in the Trust Preference Securities. If this were the case, an investment in the Trust Preference Securities by a plan might constitute, or in the course of the operation of Issuer give rise to, one or more prohibited transactions under ERISA or the Code unless a statutory or administrative exemption is available.

The Trust Preference Securities may not be purchased by any plan or any person investing “plan assets” of any plan to the extent such purchase would constitute or result in a nonexempt prohibited transaction under the rules of ERISA or Section 4975 of the Code or in any violation of Similar Law.

The discussion set forth above is general in nature and is not intended to be complete. Due to the complexity of these rules and the penalties imposed upon persons involved in prohibited transactions, it is important that any person considering the purchase of the Trust Preference Securities with plan assets consult with its counsel regarding the consequences under ERISA and the Code, or other Similar Law, of the acquisition of the Trust Preference Securities and the availability of exemptive relief. The sale of the Trust Preference Securities to a plan is in no respect a representation by the Issuer or the underwriters that such an investment meets all relevant legal requirements with respect to investments by plans generally or any particular plan, or that such an investment is appropriate for plans generally or any particular plan.

UNDERWRITING

BofA Securities, Inc., RBC Capital Markets, LLC and Wells Fargo Securities, LLC (collectively, the “Representatives”), as representatives of the underwriters named below and as joint-book running managers of the offering, have entered into an underwriting agreement, dated the date of this prospectus, with Southern California Edison and the Issuer relating to the offer and sale of the Trust Preference Securities. In the underwriting agreement, the Issuer has agreed to sell to each underwriter, and each underwriter has severally, and not jointly, agreed to purchase from the Issuer, the number of Trust Preference Securities set forth opposite its name below:

Underwriter	Number of Trust Preference Securities
BofA Securities, Inc.
RBC Capital Markets, LLC
Wells Fargo Securities, LLC

Total

The obligations of the underwriters under the underwriting agreement, including their agreement to purchase the Trust Preference Securities from the Issuer, are several and not joint. Those obligations are also subject to the satisfaction of certain conditions in the underwriting agreement. The underwriters have agreed to purchase all of the Trust Preference Securities if any are purchased.

We and the Issuer have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make because any of those liabilities.

We and the Issuer have granted an option to the underwriters to purchase up to an additional Trust Preference Securities at the public offering price. The underwriters may exercise this option for 30 days from the date of this prospectus solely to cover any over-allotments. If the underwriters exercise this option, each will be obligated, subject to the conditions contained in the underwriting agreement, to purchase a number of additional Trust Preference Securities proportionate to that underwriter’s initial number of Trust Preference Securities purchased as reflected in the table above.

Each of us and the Issuer has agreed that, from May  , 2024 and continuing to and including June  , 2024, it will not, without the prior written consent of the Representatives, offer, sell, contract to sell, or otherwise dispose of, directly or indirectly, or announce the offering of, any shares of trust preference securities, preference stock or any securities substantially similar to the Trust Preference Securities or the Series N Preference Shares other than the securities being offered hereby.

Commissions and Discounts

The underwriters have advised us that they propose to offer the Trust Preference Securities to the public at the public offering price that appears on the cover page of this prospectus. The underwriters may offer the Trust Preference Securities to selected dealers at the public offering price minus a selling concession of $    per Trust Preference Security; provided that the selling concession will be $    per Trust Preference Security for sales to certain institutions. In addition, the underwriters may allow, and those selected dealers may re-allow, a selling concession of up to $    per Trust Preference Security to certain other dealers. After the initial public offering, the underwriters may change the public offering price and any other selling terms.

The following table summarizes the underwriting discounts and commissions to be paid by us to the underwriters:

	Per Trust Preference Security		Total
Underwriting discounts and commissions to be paid by Southern California Edison		$(1)		$(1)
Proceeds to SCE Trust VIII before expenses	$		$

(1)

Underwriting discounts and commissions of $    per Trust Preference Security will be paid by us; except that for sales to certain institutions, the discounts and commissions will be $    per Trust Preference Security.

We estimate that our expenses and the expenses of the Issuer related to this offering, all of which we have agreed to pay, excluding underwriting discounts and commissions, will be $   .

Listing and Settlement

Application will be made to list the Trust Preference Securities on the New York Stock Exchange under the symbol “SCE PR N”. If approved for listing, we expect the Trust Preference Securities will begin trading on the New York Stock Exchange within 30 days of their original issue date of May  , 2024.

We expect delivery of the Trust Preference Securities will be made against payment therefor on or about May  , 2024, which is the third business day after the date of this prospectus. Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in two business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the Trust Preference Securities on the date of this prospectus will be required, by virtue of the fact that the Trust Preference Securities initially will not settle in T+2, to specify an alternative settlement cycle at the time of any such trade to prevent a failed settlement and should consult their own advisor.

Price Stabilization and Short Positions

In connection with this offering, the underwriters may engage in over-allotment, stabilizing transactions, syndicate covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Over-allotment involves sales in excess of the offering size, which create a short position for the underwriters. Stabilizing transactions involve bids to purchase the Trust Preference Securities in the open market for the purpose of pegging, fixing or maintaining the price of the Trust Preference Securities. Syndicate covering transactions involve purchases of the Trust Preference Securities in the open market after the distribution has been completed in order to cover syndicate short positions. Penalty bids permit the managing underwriter to reclaim a selling concession from a syndicate member when the Trust Preference Securities originally sold by that syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. Stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the Trust Preference Securities to be higher than it would otherwise be in the absence of those transactions. If the underwriters engage in stabilizing, syndicate covering transactions or penalty bids they may discontinue them at any time.

Other Relationships

Certain of the underwriters and their affiliates have performed investment banking, commercial banking and advisory services for us and our affiliates from time to time for which they have received customary fees and expenses. The underwriters and their affiliates may, from time to time, engage in transactions with and perform services for us and our affiliates in the ordinary course of their business.

The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing, corporate trust and brokerage activities.

In the ordinary course of their various business activities, the underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve our securities and instruments or those of our affiliates. The underwriters and their respective affiliates may also make investment recommendations or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long or short positions in such securities and instruments.

Selling Restrictions

The underwriters have represented and agreed that they have not and will not offer, sell or deliver the Trust Preference Securities, directly or indirectly, or distribute this prospectus or any other offering material relating to the Trust Preference Securities, in any jurisdiction except under circumstances that will be, to the best of their knowledge, in compliance with applicable laws and regulations and that will not impose any obligations on us except as set forth in the underwriting agreement.

Because the Financial Industry Regulatory Authority, Inc., or FINRA, views the Trust Preference Securities as interests in a direct participation program, this offering is being made in compliance with Rule 2310 of the FINRA Rules. Investor suitability with respect to the Trust Preference Securities will be judged similarly to the suitability with respect to other securities that are listed for trading on a national securities exchange.

Canada

The shares may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the shares must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (“NI 33-105”), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

European Economic Area

The shares are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area (“EEA”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); or (ii) a customer within the meaning of

Directive (EU) 2016/97 (as amended, the “Insurance Distribution Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in Regulation (EU) 2017/1129 (as amended, the “Prospectus Regulation”). For the purpose of this provision, the expression “an offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the shares to be offered so as to enable an investor to decide to purchase or subscribe for the shares. Consequently, no key information document required by Regulation (EU) No 1286/2014 (as amended, the “PRIIPs Regulation”) for offering or selling the shares or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the shares or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation. This prospectus has been prepared on the basis that any offer of the shares in any Member State of the EEA will be made pursuant to an exemption under the Prospectus Regulation from the requirement to publish a prospectus for offers of the shares. This prospectus is not a prospectus for the purposes of the Prospectus Regulation.

United Kingdom

The shares are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the United Kingdom (“UK”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client, as defined in point (8) of Article 2 of Regulation (EU) No 2017/565 as it forms part of UK domestic law by virtue of the European Union (Withdrawal) Act 2018 (the “EUWA”); (ii) a customer within the meaning of the provisions of the Financial Services and Markets Act 2000 (“FSMA”) and any rules or regulations made under the FSMA to implement Directive (EU) 2016/97, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of UK domestic law by virtue of the EUWA; or (iii) not a qualified investor as defined in Article 2 of Regulation (EU) 2017/1129 as it forms part of UK domestic law by virtue of the EUWA (the “UK Prospectus Regulation”). For the purpose of this provision, the expression “an offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the shares to be offered so as to enable an investor to decide to purchase or subscribe for the shares. Consequently, no key information document required by Regulation (EU) No 1286/2014 as it forms part of UK domestic law by virtue of the EUWA (the “UK PRIIPs Regulation”) for offering or selling the shares or otherwise making them available to any retail investor in the UK has been prepared and therefore offering or selling the shares or otherwise making them available to any retail investor in the UK may be unlawful under the UK PRIIPs Regulation. This prospectus has been prepared on the basis that any offer of the shares in the UK will be made pursuant to an exemption under the UK Prospectus Regulation from the requirement to publish a prospectus for offers of shares. This prospectus is not a prospectus for the purposes of the UK Prospectus Regulation.

This communication is only being distributed to and is only directed at (i) persons who are outside the UK or (ii) investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the “Order”) or (iii) high net worth entities, and other persons to whom it may lawfully be communicated, falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as “relevant persons”). The shares are only available to, and any invitation, offer or agreement to subscribe, purchase or otherwise acquire such shares will be engaged in only with, relevant persons. Any person who is not a relevant person should not act or rely on this document or any of its contents.

Hong Kong

The shares have not been and will not be offered or sold in Hong Kong by means of any document other than (i) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571 of the Laws of Hong Kong) (the “SFO”) and any rules made thereunder, or (ii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32 of the Laws of Hong Kong) (the “C(WUMP)O”) or which do not constitute an offer to the public within the meaning of the C(WUMP)O. No advertisement, invitation or document relating to the shares have been or will be issued or have been or will be in the possession of any person for the purpose of issue (in each case, whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to the shares which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the SFO and any rules made thereunder.

The contents of this prospectus has not been reviewed by any regulatory authority in Hong Kong. You are advised to exercise caution in relation to the offering of the shares. If you are in doubt about any of the contents of this prospectus, you should obtain independent professional advice.

Japan

The shares have not been and will not be registered under the Financial Instruments and Exchange Act of Japan (Act No. 25 of 1948, as amended, the “FIEA”) and disclosures under the FIEA has not been and will not be made with respect to the shares. Accordingly, each underwriter has represented and agreed that it has not, directly or indirectly, offered or sold and will not, directly or indirectly, offer or sell any shares in Japan or to, or for the account or benefit of, any resident of Japan (meaning any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to, or for account or benefit of, any resident of Japan, except in each case (i) pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the FIEA and (ii) in compliance with any other applicable laws, regulations and ministerial guidelines of Japan in effect at the relevant time.

Singapore

This prospectus has not been and will not be registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the shares have not been and will not be, whether directly or indirectly, circulated or distributed, nor have the shares been or will the shares be offered or sold, or caused to be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to any person in Singapore other than (i) to an institutional investor (as defined in Section 4A of the Securities and Futures Act 2001 of Singapore, as modified or amended from time to time (the “SFA”)) pursuant to Section 274 of the SFA; (ii) to an accredited investor (as defined in Section 4A of the SFA) pursuant to and in accordance with the conditions specified in Section 275 of the SFA.

SFA Product Classification—In connection with Section 309B of the SFA and the Securities and Futures (Capital Markets Products) Regulations 2018 of Singapore (the “CMP Regulations 2018”), unless otherwise specified before an offer of shares, we have determined, and hereby notify all persons (including all relevant persons as defined in Section 309A of the SFA), that the shares are “prescribed capital markets products” (as defined in the CMP Regulations 2018) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).

Switzerland

This prospectus is not intended to constitute an offer or solicitation to purchase or invest in the shares. The shares may not be publicly offered, directly or indirectly, in Switzerland within the meaning of the Swiss Financial Services Act (“FinSA”) and no application has or will be made to admit the shares to trading on any trading venue (exchange or multilateral trading facility) in Switzerland. Neither this prospectus nor any other offering or marketing material relating to the shares constitutes a prospectus pursuant to the FinSA, and neither this prospectus nor any other offering or marketing material relating to the shares may be publicly distributed or otherwise made publicly available in Switzerland.

Taiwan

The shares have not been and will not be registered, filed with or approved by the Financial Supervisory Commission of Taiwan (“Taiwan”) and/or other regulatory authority or agency of Taiwan, pursuant to relevant securities laws and regulations of Taiwan. The shares have not been and will not be issued, offered or sold, directly or indirectly, within Taiwan through a public offering or in circumstances which constitutes an offer within the meaning of the Securities and Exchange Act of Taiwan that requires a registration or approval of the Financial Supervisory Commission of Taiwan. No person or entity in Taiwan has been authorized to offer, sell, give advice regarding or otherwise intermediate the offering and sale of the shares in Taiwan.

People’s Republic of China (excluding Hong Kong, Macau and Taiwan)

The shares are not being offered, sold or delivered and may not be offered, sold or delivered, directly or indirectly, in the People’s Republic of China (the “PRC”) (for the sole purpose herein, not including Hong Kong Special Administrative Region, Macau Special Administrative Region and Taiwan), unless otherwise permitted by local laws and regulations.

This prospectus (i) has not been and will not be submitted to, filed with, approved by, verified by or registered with any relevant PRC authorities, (ii) may not be circulated or distributed in the PRC or used in connection with any offer for the subscription or sale of the shares in the PRC, and (iii) does not constitute an offer to purchase, sell or subscribe, or the solicitation of an offer to buy, directly or indirectly, any shares in the PRC to, or for the benefit of, any legal or natural persons in the PRC to whom it is unlawful to make the offer of solicitation in the PRC.

The shares may not be offered, sold or delivered, or offered, sold or delivered to any person for reoffering or resale or redelivery, in any such case directly or indirectly (i) by means of any advertisement, invitation, document or activity which is directed at, or the contents of which are likely to be accessed or read by, the public in the PRC, or (ii) to any person within the PRC, other than in full compliance with the relevant laws and regulations of the PRC.

The Issuer does not represent that this prospectus may be lawfully distributed, or that any shares may be lawfully offered, in compliance with any applicable registration or other requirements in the PRC, or pursuant to an exemption available thereunder, or assume any responsibility for facilitating any such distribution or offering. In particular, no action has been taken by the Issuer which would permit a public offering of any shares or distribution of this document in the PRC. Accordingly, the shares are not being offered or sold within the PRC by means of this prospectus or any other document.

The shares may only be offered or sold to the PRC investors that are authorized to engage in the investment in the shares of the type being offered or sold. Investors in the PRC are responsible for obtaining all relevant government regulatory approvals/licenses, verification and/or registrations and/or filings (whether statutory or otherwise) by themselves, including, but not limited to, any which may be required by the People’s Bank of China, the China Securities Regulatory Commission, the National Administration of Financial Regulation, the State Administration of Foreign Exchange, the China Banking and Insurance Regulatory Commission, and/or other competent regulatory bodies, and complying with all relevant PRC laws and regulations, including, but not limited to, all relevant foreign exchange regulations and/or foreign investment regulations.

South Korea

Neither the Issuer nor the underwriter is making any representation with respect to the eligibility of any recipients of this document to acquire the shares therein under the laws of South Korea, including but without limitation the Foreign Exchange Transaction Act and the subordinate decrees and regulations thereunder (collectively, the “FETL”). The shares have not been and will not be registered with the Financial Services

Commission of South Korea for public offering in South Korea under the Financial Investment Services and Capital Markets Act and its subordinate decrees and regulations (collectively, the “FSCMA”). None of the shares may be offered, sold or delivered, directly or indirectly, or offered or sold to any person for re-offering or resale or re-delivery, directly or indirectly, in South Korea or to, or for the account or benefit of, any resident of South Korea (as defined in the FETL) except as otherwise permitted under the applicable laws and regulations of South Korea. Furthermore, the shares may not be resold to South Korean residents unless the purchaser of the shares complies with all applicable regulatory requirements (including but not limited to government reporting requirements under the FETL) in connection with the purchase of the shares.

United Arab Emirates

The shares have not been, and are not being, publicly offered, sold, promoted or advertised in the United Arab Emirates (the “UAE”), including the Dubai International Financial Centre (the “DIFC”) or the Abu Dhabi Global Market (the “ADGM”) other than in compliance with the laws of the UAE, the DIFC and the ADGM governing the issue, offering and sale of securities.

Further, this prospectus (and any accompanying documents) does not constitute an offer, sale or delivery of securities in the UAE (including the DIFC or the ADGM) and is not intended to be a public offer.

Each underwriter represents and agrees, and each person to whom this prospectus (and any accompanying documents) has been issued understands, acknowledges and agrees that the prospectus has not been approved by or filed with the Central Bank of the UAE, the UAE Securities and Commodities Authority, the Financial Services Regulatory Authority of the ADGM or the Dubai Financial Services Authority of the DIFC or any other licensing authorities of any of the free zones established and operating in the UAE.

EXPERTS

The consolidated financial statements of Southern California Edison Company incorporated in this prospectus by reference to the Annual Report on Form 10-K of Southern California Edison Company for the year ended December 31, 2023 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

VALIDITY OF THE SECURITIES AND GUARANTEE

Richards, Layton & Finger, P.A., special Delaware counsel to Southern California Edison and the Issuer, will pass upon certain matters of Delaware law relating to the validity of the Trust Preference Securities. Baker & Mckenzie LLP, special counsel to Southern California Edison, will pass upon the validity of the Guarantee. Michael A. Henry, Southern California Edison’s Assistant General Counsel, will pass upon the validity of the Series N Preference Shares. Certain legal matters will be passed upon for the underwriters by Cleary Gottlieb Steen & Hamilton LLP, New York, New York.

Mr. Henry is a salaried employee of Southern California Edison and earns stock-based compensation based on Edison International’s common stock. Additionally, he may hold Edison International stock-based interests through an employee benefit plan and can participate in an Edison International shareholder dividend reinvestment and stock purchase plan. He owns no securities of Southern California Edison or the Issuer.

WHERE YOU CAN FIND MORE INFORMATION

Available Information

We file annual, quarterly and current reports and other information with the Securities and Exchange Commission. You can access the documents we file electronically with the Securities and Exchange Commission from the website http://www.sec.gov.

You may also review reports and other information about Southern California Edison at our offices at 2244 Walnut Grove Avenue, Rosemead, California 91770. You may view and obtain copies of some of those reports and other information on the web site maintained by Southern California Edison’s parent, Edison International, at http://www.edison.com. Except for the documents specifically incorporated by reference into this prospectus, information contained on or that can be accessed through this website does not constitute part of this prospectus.

This prospectus is part of a registration statement that we and the Issuer filed with the Securities and Exchange Commission (File No. 333-258266). You may obtain the full registration statement from the Securities and Exchange Commission or us, as indicated below. We filed forms or copies of the amended and restated articles of incorporation and other documents establishing the terms of the offered securities as exhibits to the registration statement. Statements in this prospectus about these documents are summaries. You should refer to the actual documents for a more complete description of the relevant matters.

Incorporation by Reference

The rules of the Securities and Exchange Commission allow us to “incorporate by reference” into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the Securities and Exchange Commission. The information incorporated by reference is considered to be part of this prospectus, and later information that we file with the Securities and Exchange Commission will automatically update and supersede the earlier information. This prospectus incorporates by reference the documents listed below that we have previously filed or may file in the future with the Securities and Exchange Commission. These documents contain important information about Southern California Edison.

•	Our Annual Report on Form 10-K for the year ended December 31, 2023 filed on February 22 2024.

•	Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2024 filed on April 30, 2024.

•	Our Current Reports on Form 8-K filed January 11 , and March 1, 2024.

•

All additional documents that we file with the Securities and Exchange Commission under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act between the date of this prospectus and the end of the offering of the securities described in this prospectus. Those documents include Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.

Upon request, we will provide a copy of any of these filings without charge to each person to whom a copy of this prospectus has been delivered. You may request a copy of these filings by writing or calling us at:

Southern California Edison Company

2244 Walnut Grove Avenue

P.O. Box 800

Rosemead, California 91770

Attention: Corporate Governance

Telephone (626) 302-4008

SCE Trust VIII

  % Trust Preference Securities

(Cumulative, Liquidation Amount $25 per Trust Preference Security)

Fully and unconditionally guaranteed, to the extent described herein, by

Southern California Edison Company

PROSPECTUS

May  , 2024

Joint Book-Running Managers

BofA Securities

RBC Capital Markets

Wells Fargo Securities